As Filed with the Securities and Exchange Commission on September 25, 2012

Registration No. 333-[-]

Registration No. 333-[-]

Registration No. 333-[-]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POWERSHARES DB US DOLLAR INDEX TRUST

(Registrant)

POWERSHARES DB US DOLLAR INDEX BULLISH FUND

POWERSHARES DB US DOLLAR INDEX BEARISH FUND

(Co-Registrants)

(Exact name of registrant as specified in its charter)

Delaware	6799	87-0778080 (Trust)
(State of Organization)	(Primary Standard Industrial Classification Code Number)
(I.R.S. Employer Identification Number)

c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883		Martin Kremenstein c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-6769
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq.

James C. Munsell, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

  PowerShares DB US Dollar Index Bullish Fund

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

Smaller reporting company ☐

PowerShares DB US Dollar Index Bearish Fund

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
PowerShares DB US Dollar Index Bullish Fund Common Units of Beneficial Interest	100,000,000	$21.64[1]	$2,164,000,000[1]	$247,994.40[1]
PowerShares DB US Dollar Index Bearish Fund Common Units of Beneficial Interest	20,000,000	$27.04[2]	$540,800,000[2]	$61,975.68[2]

[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act, based upon a net asset value per Share of $21.64 as of September 14, 2012.

[2]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act, based upon a net asset value per Share of $27.04 as of September 10, 2012.

Pursuant to the provisions of Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, the form of prospectus set forth herein also relates to the PowerShares DB US Dollar Index Bullish Fund’s Registration Statement on Form S-3 (Registration No. 333-163552-05) declared effective January 4, 2010 and constitutes Post-Effective Amendment No. 4 thereto.

Pursuant to the provisions of Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, the form of prospectus set forth herein also relates to the PowerShares DB US Dollar Index Bearish Fund’s Registration Statements on Form S-3 (Registration Nos. 333-163552-04, 333-162819-04) declared effective January 4, 2010 and November 12, 2009, respectively, and constitutes Post-Effective Amendments Nos. 4 and 5, respectively, thereto.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Subject to completion, dated September 25, 2012.

POWERSHARES DB US DOLLAR INDEX TRUST

PowerShares DB US Dollar Index Bullish Fund	148,200,000 Common Units of Beneficial Interest
PowerShares DB US Dollar Index Bearish Fund	139,000,000 Common Units of Beneficial Interest

PowerShares DB US Dollar Index Trust, or the Trust, is organized in two separate series as a Delaware statutory trust. Each series of the Trust, called a Fund, issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund only. Shares in each Fund are being separately offered. Shares may be purchased from each Fund only by certain eligible financial institutions, called Authorized Participants, and only in one or more blocks of 200,000 Shares, called a Basket. Each Fund will issue its Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares of the Fund as of the closing time of the NYSE Arca, Inc., or the NYSE Arca, or the last to close of the exchanges on which the corresponding Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may sell the Shares they purchase from a Fund in Baskets, to other investors at prices that are expected to reflect, among other factors, the trading price of such Fund’s Shares on the NYSE Arca and the supply of and demand for Shares of such Fund at the time of sale and are expected to fall between net asset value and the trading price of the Shares of such Fund on the NYSE Arca at the time of sale.

The Shares of each Fund trade on the NYSE Arca under the following symbols: PowerShares DB US Dollar Index Bullish Fund - UUP and PowerShares DB US Dollar Index Bearish Fund - UDN.

DB Commodity Services LLC serves as the Managing Owner, commodity pool operator and commodity trading advisor of each Fund. PowerShares DB US Dollar Index Bullish Fund,

or the Bullish Fund, establishes long positions in certain futures contracts, or DX Contracts, with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or the Long Index, over time. PowerShares DB US Dollar Index Bearish Fund, or the Bearish Fund, establishes short positions in DX Contracts with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Short US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or the Short Index, over time. The performance of each Fund also is intended to reflect the excess, if any, of its interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of such Fund. Where the context permits, this prospectus may refer to both the Long Index and Short Index as each an Index or collectively, the Indexes.

DX Contracts are traded exclusively through ICE Futures U.S., a wholly-owned subsidiary of IntercontinentalExchange, Inc., or ICE Futures U.S., under the symbol “DX.” The changes in market value over time, whether positive or negative, of the DX Contracts are related to the changes, whether positive or negative, in the level of the U.S. Dollar Index (USDX®), or the USDX®. The USDX®, and in turn, the Indexes, provide a general indication of the international value of the U.S. dollar relative to the six major world currencies, or Index Currencies, which comprise the USDX® -- Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc.

Except when aggregated in Baskets, the Shares are not redeemable securities.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 18.

•     Futures trading is volatile and even a small movement in market prices could  cause large losses.

•     The success of each Fund’s trading program depends upon the skill of the Managing Owner and its trading principals.

•     You could lose all or substantially all of your investment.

•     Investors pay fees in connection with their investment in Shares including asset-based fees of 0.75% per annum. Additional charges include brokerage fees expected to be approximately 0.05% per annum in the aggregate.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from either Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. In addition, the Managing Owner pays a distribution services fee to ALPS Distributors, Inc. and pays a marketing fee to Invesco Distributors, Inc. without reimbursement from the Trust or any Fund. For more information regarding to these items of compensation paid to FINRA members, please see the “Plan of Distribution” section on page 94.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. None of the Funds is a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

[-], 2012

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THESE POOLS AT PAGE 60 AND A STATEMENT OF THE PERCENTAGE RETURNS NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 13.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN EITHER OF THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 18 THROUGH 28.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUNDS FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, EITHER FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

-i-

THE BOOKS AND RECORDS OF EACH FUND ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS ARE MAINTAINED AT THE OFFICES OF ALPS DISTRIBUTORS, INC., 1290 BROADWAY, SUITE 1100, DENVER, COLORADO 80203; TELEPHONE NUMBER (303) 623–2577; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, 12th FLOOR, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315–7500. ALL OTHER BOOKS AND RECORDS OF EACH FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM EACH FUND’S COMMODITY BROKERS) ARE MAINTAINED AT THE FUNDS’ PRINCIPAL OFFICE, C/O DB COMMODITY SERVICES LLC, 60 WALL STREET, NEW YORK, NEW YORK 10005; TELEPHONE NUMBER (212) 250–5883. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR EACH FUND CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE MANAGING OWNER’S WEBSITE AT HTTP://WWW.DBFUNDS.DB.COM. ADDITIONAL REPORTS ARE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS OF EACH FUND, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER POWERSHARES DB US DOLLAR INDEX TRUST NOR ANY SERIES THEREOF IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

The USDX® mark is a registered service mark owned by ICE Futures U.S., Inc.

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PART ONE

DISCLOSURE DOCUMENT

(2)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May be Created or Redeemed at a Value that Differs from the Market Price of the Shares	18
(3)	A Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of its Corresponding Index	19
(4)	The Funds are Not Actively Managed and Will Track the Applicable Index During Periods in Which the Applicable Index Is Flat or Declining as Well as When the Applicable Index Is Rising	19
(5)	Investors who Invest Only in Either the Bullish Fund or the Bearish Fund May Not be Able to Profit if the Market Value of the DX Contracts Moves Against Such Investment	20
(6)	The NYSE Arca May Halt Trading in the Shares of a Fund Which Would Adversely Impact Your Ability to Sell Shares	20
(7)	The Lack of Active Trading Markets for the Shares of a Fund May Result in Losses on Your Investment in a Fund at the Time of Disposition of Your Shares	20
(8)	The Shares of Each Fund Are Relatively New Securities Products and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise	20
(9)	As the Managing Owner and its Principals have Been Operating Investment Vehicles like the Funds Since January 2006, their Experience May be Inadequate or Unsuitable to Manage the Funds	20
(10)	You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares	21
(11)	Fewer Representative Index Currencies May Result In Greater Index Volatility	21
(12)	Short Selling Theoretically Exposes the Bearish Fund to Unlimited Losses	21
(13)	Unusually Long Peak-to-Valley Drawdown Periods With Respect To Both the Long Index and the Short Index May Be Reflected in Equally Long Peak-to-Valley Drawdown Periods with Respect to the Performance of the Shares of the Bullish Fund and the Bearish Fund, Respectively	21
(14)	Price Volatility May Possibly Cause the Total Loss of Your Investment	22

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Prospectus Section		Page

(15)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets	23
(16)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Funds	23
(17)	Possible Illiquid Markets May Exacerbate Losses	23
(18)	You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances	23
(19)	Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss	23
(20)	Failure of Currency Futures Trading to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio	23
(21)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940	24
(22)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders	24
(23)	Shareholders of Each Fund Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions	24
(24)	Items of Income, Gain, Loss and Deduction With Respect to Shares of a Fund Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by a Fund in Allocating Such Tax Items	24
(25)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future	25
(26)	Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, a Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All	25
(27)	The Effect Of Market Disruptions and Government Intervention Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares	25

Prospectus Section		Page

(28)	Regulatory Changes or Actions, Including the Implementation of the Dodd-Frank Act, May Alter the Operations and Profitability of the Funds	25
(29)	Lack of Independent Advisers Representing Investors	26
(30)	Possibility of Termination of the Funds May Adversely Affect Your Portfolio	26
(31)	Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles	26
(32)	An Investment in Shares of the Funds May Be Adversely Affected by Competition From Other Methods of Investing in Currencies	26
(33)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Funds Could Adversely Affect the Funds and an Investment in the Shares	26
(34)	Because the Price of DX Contracts Are Primarily Influenced by Short-Term Interest Rate Differentials, You May Sell Your Shares at a Time When the DX Contracts Are Being Traded at a Discount, and therefore Receive an Amount that Would be Lower than if the DX Contracts Were Trading at a Premium	27
(35)	The Value of the Shares Will be Adversely Affected if the Funds are Required to Indemnify the Trustee or the Managing Owner	27
(36)	The Net Asset Value Calculation of the Funds May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is Not Available on the Date of Net Asset Value Calculation	27
(37)	Exchange Rates on the Index Currencies Could be Volatile and Could Materially and Adversely Affect the Performance of the Shares of a Fund	27
(38)	Substantial Sales of Index Currencies by the Official Sector Could Adversely Affect an Investment in the Shares of a Fund	28
(39)	Although the Shares of Each Fund are Limited Liability Investments, Certain Circumstances such as Bankruptcy of a Fund or Indemnification of a Fund by the Shareholder will Increase the Shareholder’s Liability	28

INVESTMENT OBJECTIVES OF THE FUNDS		28

-iv-

Prospectus Section	Page

Investment Objectives	28
Role of Managing Owner	31
Market Diversification	31

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BULLISH FUND (TICKER: UUP), A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST	32

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BEARISH FUND (TICKER: UDN), A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST	32

DESCRIPTION OF THE DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM AND DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM	34

General	34
USDX® Composition	34
Index Calculation	35
Index Rolls	35
Change in the Methodology of an Index	36
Publication of Closing Levels and Adjustments	36
Interruption of Index Calculation	37
Historical Closing Levels	37
Cautionary Statement – Statistical Information	38

DATA RELATING TO THE LONG INDEX	40

DATA RELATING TO THE SHORT INDEX	49

DESCRIPTION OF DX CONTRACTS	58

DX Contracts and Potential Advantages	58
Pricing of DX Contracts	58

INFORMATION BARRIERS BETWEEN THE INDEX SPONSOR AND THE MANAGING OWNER	59

USE OF PROCEEDS	59

CHARGES	60

Management Fee	60
Organization and Offering Expenses	60
Brokerage Commissions and Fees	60

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-vi-

SUMMARY

This summary of material information contained elsewhere or incorporated by reference in this Prospectus is intended for quick reference only and does not contain all of the information that may be important to you. The remainder of this prospectus contains more detailed information; you should read the entire prospectus, including all exhibits and the information incorporated by reference in this prospectus. Please see the section “Incorporation by Reference of Certain Documents” on page 99. This prospectus is dated [-], 2012.

The Trust and the Funds

PowerShares DB US Dollar Index Trust, or the Trust, was formed as a Delaware statutory trust in two separate series, or Funds, on August 3, 2006. Each Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund. The term of the Trust and each Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Trust and each Fund are located at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005, and the telephone number of each of them is (212) 250-5883.

The Trust was organized in two separate series as a Delaware statutory trust rather than as two separate statutory trusts in order to achieve certain administrative efficiencies. The interests of investors are not adversely affected by the choice of form of organization.

Shares Listed on the NYSE Arca

The Shares of each Fund are listed on the NYSE Arca under the following symbols:

—	PowerShares DB US Dollar Index Bullish Fund – UUP; and

—	PowerShares DB US Dollar Index Bearish Fund – UDN.

Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Secondary Market, on the NYSE Arca

The Shares of each Fund trade on the NYSE Arca like any other equity security.

Baskets may be created or redeemed only by Authorized Participants. It is expected that Baskets in a Fund will be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the net asset value per Share. Authorized Participants are expected to sell such Shares, which are listed on the NYSE Arca, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund on the NYSE Arca and the supply of and demand for the Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the NYSE Arca at the time of sale. Similarly, it is expected that Baskets in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the net asset value per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these valuations are expected to be very close. Investors are able to use the indicative intra-day value per Share to determine if they want to purchase in the secondary market via the NYSE Arca. The intra-day indicative value per Share of each Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures contracts to provide a continuously updated estimated net asset value per Share.

Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on the NYSE Arca and Other Sources

The following table lists additional NYSE Arca symbols and their meanings with respect to the Funds and the Indexes:

Bullish Fund:

UUP	Intra-day indicative value per Share of the Bullish Fund
UUP.NV	End of day net asset value of the Bullish Fund
USDUPX	Intra-day and Long Index closing level as of close of NYSE Arca from the prior day

Bearish Fund:

UDN	Intra-day indicative value per Share of the Bearish Fund
UDN.NV	End of day net asset value of the Bearish Fund
USDDNX	Intra-day and Short Index closing level as of close of NYSE Arca from the prior day

The intra-day data in the above tables is published once every fifteen seconds throughout each trading day.

The Index Sponsor publishes the daily closing level of the Indexes as of the close of the NYSE Arca. The Managing Owner publishes the net asset value of each Fund and the net asset value per Share daily. Additionally, the Index Sponsor publishes the intra-day Index level of each Index, and the Managing Owner publishes the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information is published as follows:

The intra-day level of the Indexes (symbols: Long Index: USDUPX; Short Index: USDDNX) and the intra-day indicative value per Share of each Fund (symbols: Bullish Fund: UUP; Bearish Fund: UDN) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The current trading price per Share of each Fund (symbols: Bullish Fund: UUP; Bearish Fund: UDN) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index closing level (symbols: Long Index: USDUPX; Short Index: USDDNX) is published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day net asset value of each Fund (symbols: Bullish Fund: UUP.NV; Bearish Fund: UDN.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Indexes is also published at https://index.db.com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Indexes from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Funds, or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Indexes or any data included in the Indexes.

CUSIP Numbers

The Bullish Fund’s CUSIP number is 73936D107.

The Bearish Fund’s CUSIP number is 73936D206.

Risk Factors

An investment in Shares of either Fund is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks that are common to each Fund. Each Fund has particular risks that are set forth elsewhere in this prospectus.

—	Past performance is not necessarily indicative of future results; all or substantially all of an investment in either the Bullish Fund or the Bearish Fund could be lost.

—	The trading of each Fund takes place in very volatile markets.

—	Investment in foreign exchange related products are subject to many factors which contribute or increase potential volatility, including, but not limited to:

--	National debt levels and trade deficits, including changes in balances of payments and trade;

--	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

--	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

--	Currency exchange rates;

--	Investment and trading activities of mutual funds, hedge funds and currency funds;

--	Global or regional political, economic or financial events and situations;

--	Supply and demand changes which influence the foreign exchange rates of various currencies;

--

Monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

--	Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and

--	Expectations among market participants that a currency’s value soon will change.

—

The Funds are subject to the fees and expenses described herein (in addition to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares) and will be successful only if significant losses are avoided.

—

The Funds are subject to fees and expenses in the aggregate amount of approximately 0.80% per annum as described herein and will be successful only if their annual returns from futures trading, plus their annual interest income from their holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed such fees and expenses of approximately 0.80% per annum. The Funds are expected to earn interest income equal to 0.11% per annum, based upon the yield of 3-month U.S. Treasury bills as of September 20, 2012, or $0.03 per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each of the Bullish Fund and the Bearish Fund will be required to earn approximately 0.69% per annum, or $0.17 per annum per Share at $25.00 as the net asset value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

—

As of the date of this prospectus, the DX Contracts are not subject to speculative position limits. There can be no assurance that the DX Contracts will not become subject to speculative position limits. Should the Funds become subject to speculative position limits with respect to their DX Contracts holdings, the Funds’ ability to issue new Baskets or the Funds’ ability to reinvest income in additional DX Contracts may be limited to the extent that these activities would cause the Funds to exceed the potential future position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of such Fund. That is, the inability to create additional Baskets could result in Shares of a Fund trading at a premium or discount to net asset value of such Fund.

—

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Funds to gain full or partial exposure to the DX Contracts, the Funds may:

—	invest in a different month DX Contract other than the specific DX Contract that was originally required by the applicable Index, or

—	invest in another futures contract substantially similar to the DX Contracts, if available, or

—	invest in the futures contracts referencing the Index Currencies, or

—	invest in a forward agreement, swap, or other OTC derivative referencing the Index Currencies,

if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with the DX Contract.

—	There can be no assurance that either the Bullish Fund or the Bearish Fund will achieve profits or avoid losses, significant or otherwise.

—	Performance of a Fund may not track its Index during particular periods or over the long term. Such tracking error may cause a Fund to outperform or underperform its Index.

—

Certain potential conflicts of interest exist between the Managing Owner and its affiliates and the Shareholders. For example, because the Managing Owner and the Commodity Broker are both indirect wholly-owned subsidiaries of Deutsche Bank AG, the Managing Owner has a disincentive to replace the Commodity Broker. The Commodity Broker may have a conflict of interest between its execution of trades for the Funds and for its other customers. More specifically, the Commodity Broker will benefit from executing orders for other clients, whereas the Funds may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Funds’ accounts due to the existence of such other clients. Allocation of resources between the Funds adds to the potential conflict. Proprietary trading by the affiliates of the Managing Owner and the Commodity Broker may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of a Fund or may compete with a Fund for certain positions within the marketplace. See “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Funds.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the sole trustee of the Trust. The Trustee delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Trust and each Fund and has only nominal duties and liabilities to the Trust and the Funds.

Investment Objectives

PowerShares DB US Dollar Index Bullish Fund, or the Bullish Fund, establishes long positions in certain futures contracts, or DX Contracts, with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or the Long Index, over time. PowerShares DB US Dollar Index Bearish Fund, or the Bearish Fund, establishes short positions in DX Contracts with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Short US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or the Short Index, over time. The performance of each Fund also is intended to reflect the excess, if any, of its interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over its expenses.

The Long Index is calculated to reflect the changes in market value over time, whether positive or negative, of long positions in DX Contracts. The Short Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. Both the Long Index and the Short Index reflect the changes in market value over time, whether positive or negative, of the DX Contract which expires during the months of March, June, September and December. The Bullish Fund seeks to track the Long Index by establishing long positions in DX Contracts while the Bearish Fund seeks to track the Short Index by establishing short positions in DX Contracts.

The Shares are designed for investors who want a cost-effective and convenient way to invest in a Fund that tracks either the Long Index or the Short Index, which reflects the changes in market value over time, whether positive or negative, of the DX Contracts, and in turn, of the U.S. dollar relative to the underlying Index Currencies.

Advantages of investing in the Shares include:

—

Ease and Flexibility of Investment. The Shares of each Fund trade on the NYSE Arca and provide institutional and retail investors with indirect access to the currency futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

—

Shares May Provide A More Cost Effective Alternative. Investing in the Shares of a Fund can be easier and less expensive for an investor than constructing and trading a comparable foreign currency futures portfolio.

—

Each Fund invests in DX Contracts Which may be More Efficient and Transparent than Alternatives. Although the Funds will not take physical delivery due to rolling the underlying DX Contracts prior to expiration, DX Contracts tend to be more efficient and transparent because physical delivery is required upon the expiration of the contract.

—	Margin. Shares are eligible for margin accounts.
—	Diversification. The Shares may help to diversify a portfolio because historically the Indexes have tended to exhibit low to negative correlation with both equities and conventional bonds.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

DX Contracts are linked to the six underlying currencies, or the Index Currencies, of the U.S. Dollar Index (USDX®), or the USDX®. The Index Currencies are Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Index Currencies represent the currencies of the major trading partners of the U.S. (and represent the currencies of 17 countries, 12 countries of the Euro zone plus five other countries). The changes in market value over time, whether positive or negative, of DX Contracts is tied to the USDX®. The USDX® is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in the USDX® reflect a geometric weighted average of the change in the Index Currencies’ exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of the USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.

The Indexes reflect changes in market value over time, whether positive or negative, of the first to expire DX Contract relative to the value of the dollar as of December 31, 1986, or Base Date. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986.

The use of long positions in DX Contracts in the construction of the Long Index causes the Long Index to rise as a result of any upward price movement in the DX Contracts. In turn, this appreciation in the long DX Contracts reflects the rise of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®.

The use of short positions in DX Contracts in the construction of the Short Index causes the Short Index to rise as a result of any downward price movement in the DX Contracts. In turn, this appreciation in the short DX Contracts reflects the fall of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®.

The Index Sponsor calculates the closing level of each Index on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the DX Contracts plus the return of 3-month U.S. Treasury bills. The closing levels of each Index have been calculated using historic exchange closing price data of the DX Contract since the Base Date.

Since the Base Date, the Long Index closing level has ranged on a daily basis from as high as 100.58 on January 5, 1987 to as low as 51.94 on April 29, 2011. Since the Base Date, the Short Index closing level has ranged on a daily basis from as high as 153.28 on April 22, 2008 to as low as 91.91 on July 5, 2001. Past Index levels are not necessarily indicative of future Index levels.

The underlying DX Contracts of the Indexes are rolled quarterly over three consecutive business days starting on the Wednesday prior to the applicable IMM Date, or each an Index Roll Day. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

This roll takes place over a period of time in order to allow for more efficient execution during the roll period. With respect to each DX Contract, each Fund employs the below rule-based approach when it rolls from one DX Contract to another.

DX Contracts are rolled on each Index Roll Day as follows:

—	On each Index Roll Day, 1/3 of the DX Contracts that will expire on the next IMM Date is sold and positions in the DX Contracts that expire on the IMM Date following the next IMM Date are purchased.

—	On each Index Roll Day, new notional holdings are calculated for the old DX Contracts leaving an Index as well as the new DX Contracts entering an Index.
—	On all days that are not Index Roll Days, the notional holdings of the DX Contracts in an Index remain constant.

Volatility of the USDX® has been historically comparable in range and variability to a broad-based, multi-capitalization stock index future. The DX Contract price is sized at $1000 times the USDX® closing level. Thus, if the USDX® closing level is 100.00, the DX Contract will be valued $100,000. If the USDX® closing level is 112.50, each DX Contract will have a $112,500 value.

The sponsor of each Index, or the Index Sponsor, is Deutsche Bank AG London. The composition of each Index may be adjusted in the Index Sponsor’s discretion.

The following table reflects the index base weights, or Index Base Weights, of each Index Currency as of March 1973 with respect to the USDX®:

Index Currency	Index Base Weight (%)
Euro	57.60
Japanese Yen	13.60
British Pound	11.90
Canadian Dollar	9.10
Swedish Krona	4.20
Swiss Franc	3.60

Closing Level at Inception:	100.00

The USDX® has been calculated since inception in March 1973. The closing level at inception was 100.00.

The Index Currencies and Index Base Weights used in the calculation of the USDX® are based on those used in the original Federal Reserve Board’s trade-weighted U.S. Dollar Index. The Index Base Weights of the Index Currencies comprising the USDX® in the above table have been fixed since inception in 1973, except for the changes necessitated by the introduction of the Euro. Because the USDX® is based only on indications of foreign exchange rate values, it may occasionally differ from a value calculated using other data sources. The USDX® is calculated as a geometric weighted average of the change in the Index Currency exchange rates against the U.S. dollar relative to March 1973. The USDX® measures the dollar’s general value relative to a base of 100.00. A quote of “105.50” means the dollar’s value has risen 5.50% since March 1973 relative to the underlying basket of Index Currencies which comprise the USDX®.

Each Fund’s portfolio also holds United States Treasury securities and other high credit quality short-term fixed income securities for deposit with such Fund’s Commodity Broker as margin.

Under the Second Amended and Restated Declaration of Trust and Trust Agreement of the Trust, or the Trust Declaration, Wilmington Trust Company, the Trustee of the Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of each Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses.

Shares of Each Fund Should Track Closely the Value of its Index

The Shares of each of the Bullish Fund and the Bearish Fund are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the levels of either the Long Index and the Short Index, respectively, over time.

The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of its portfolio. The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are expected to be very close.

Each Fund invests in DX Contracts, which are futures contracts on the USDX®, which reflect the changes, whether positive or negative, in the level of the U.S. dollar relative to a basket of the Index Currencies. DX Contracts are traded exclusively through ICE Futures U.S. Each Fund’s portfolio also holds United States Treasury securities and other high credit quality short-term fixed income securities for deposit with such Fund’s Commodity Broker as margin. Each Fund’s portfolio is traded with a view to tracking the changes, whether positive or negative, in the levels of the Long Index or the Short Index, as appropriate, over time, whether the Index is rising, falling or flat over any particular period. The Bullish Fund establishes long positions in DX Contracts and the Bearish Fund establishes short positions in DX Contracts. Neither Fund is “managed” by traditional methods, which typically involve effecting changes in the composition of a Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions.

The Managing Owner

DB Commodity Services LLC, a Delaware limited liability company, serves as Managing Owner of the Trust and each Fund. The Managing Owner was formed on May 23, 2005. The Managing Owner is an affiliate of Deutsche Bank AG. The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust and the Funds and has been managing such investment vehicles since January 2006. The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Trust and each Fund. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and is a member of the National Futures Association, or the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to both the Trust and each Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of either Fund is speculative and involves a high degree of risk.

The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

Each Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of such Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

The Commodity Broker

A variety of executing brokers execute futures transactions on behalf of the Funds. Such executing brokers give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which serves as each Fund’s clearing broker, or Commodity Broker. The Commodity Broker is an affiliate of the Managing Owner. In its capacity as clearing broker, the Commodity Broker executes and clears each Fund’s futures transactions and performs certain administrative services for each Fund. Deutsche Bank Securities Inc. is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

Each Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.05% of the net asset value of either Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator

The Trust, on behalf of each Fund, has appointed The Bank of New York Mellon as the administrator, or the Administrator, of each Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon serves as custodian, or Custodian, of each Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon serves as the transfer agent, or Transfer Agent, of each Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, N.Y. 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of each Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator retains, separately for each Fund, certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-7500.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if either Fund has materially failed to perform its obligations under the Administration Agreement.

The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Administrator’s monthly fees are paid on behalf of each Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator also receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by either Fund.

Each Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and its Shareholders.

ALPS Distributors, Inc.

The Trust, on behalf of each Fund, has appointed ALPS Distributors, Inc., or ALPS Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. ALPS Distributors retains all marketing materials separately for each Fund, at c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577. Investors may contact ALPS Distributors toll free in the U.S. at (877) 369-4617. The Managing Owner, on behalf of each Fund, has entered into a Distribution Services Agreement with ALPS Distributors. ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed end, hedge and exchange traded funds. ALPS Fund Services, Inc. and its affiliates provide fund administration services to funds with assets in excess of $35 billion. ALPS Distributors provides distribution services to funds with assets of more than $333 billion.

The Managing Owner, out of the relevant Management Fee, pays ALPS Distributors for performing its duties on behalf of each Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services to such Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers.

ALPS Distributors, Inc. provides distribution services to the Funds. Certain marketing services may be provided for each Fund by Invesco Distributors, Inc. or Invesco PowerShares Capital Management LLC. This assistance includes the licensing of the PowerShares® registered service mark to the Managing Owner for use with each Fund. PowerShares® is a registered service mark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC is not a sponsor or promoter of the Funds and has no responsibility for the performance of the Funds or the decisions made or actions taken by the Managing Owner.

“800” Number for Investors

Investors may contact Invesco PowerShares Capital Management LLC toll free in the U.S. at (800) 983-0903.

Invesco Distributors, Inc.

Through a marketing agreement between the Managing Owner and Invesco Distributors, Inc. (formerly known as Invesco A I M Distributors, Inc.), or Invesco Distributors, an affiliate of Invesco PowerShares Capital Management LLC (formerly known as PowerShares Capital Management LLC), or Invesco PowerShares, the Managing Owner, on behalf of each Fund, has appointed Invesco Distributors as a marketing agent. Invesco Distributors assists the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding each Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating each Fund’s name, characteristics, uses, benefits, and risks, consistent with this prospectus. Invesco Distributors will not open or maintain customer accounts or handle orders for each Fund.

Invesco Distributors is an indirect and wholly-owned subsidiary of Invesco Ltd. Invesco Ltd. is a leading independent global investment manager operating under the AIM, Atlantic Trust, Invesco, Perpetual, PowerShares, Invesco Canada and WL Ross brands.

The Managing Owner, out of the relevant Management Fee, pays Invesco Distributors for performing its duties on behalf of each Fund.

Limitation of Liabilities

Although the Managing Owner has unlimited liability for any obligations of each Fund that exceed that Fund’s net assets, your investment in a Fund is part of the assets of that Fund, and it will therefore be subject to the risks of that Fund’s trading only. You cannot lose more than your investment in a Fund, and you will not be subject to the losses or liabilities of a Fund in which you have not invested. We have received an opinion of counsel that each Fund is entitled to the benefits of the limitation on inter-series liability provided under the Delaware Statutory Trust Act. Each Share, when purchased in accordance with the Trust Declaration, shall, except as otherwise provided by law, be fully-paid and non-assessable.

The debts, liabilities, obligations, claims and expenses of a particular Fund will be enforceable against the assets of that Fund only, and not against the assets of the Trust generally or the assets of the other Fund, and, unless otherwise provided in the Trust Declaration, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof will be enforceable against the assets of such Fund.

Creation and Redemption of Shares

The Funds create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares of a Fund. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Funds to other investors.

See “Creation and Redemption of Shares” for more details.

The Offering

Each Fund will issue Shares in Baskets to Authorized Participants continuously as of noon, New York time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares of the Fund as of the closing time of the NYSE Arca or the last to close of the exchanges on which the corresponding Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with each Fund and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

Net Asset Value

Net asset value, in respect of a Fund, means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

Net asset value per Share, in respect of a Fund, is the net asset value of the Fund divided by the number of its outstanding Shares.

See “Description of the Shares; The Funds; Certain Material Terms of the Trust Declaration – Net Asset Value” for more details.

Clearance and Settlement

The Shares of each Fund are evidenced by global certificates that the Fund issues to DTC. The Shares of each Fund are available only in book-entry form. Shareholders may hold Shares of a Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Segregated Accounts/Interest Income

The proceeds of the offering of each Fund are deposited in cash in a segregated account in its name at the Commodity Broker (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. Each Fund is credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or such other financial institution each week. In an attempt to increase interest income earned, the Managing Owner expects to invest non margin assets of each Fund in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned by each Fund is estimated to be 0.11% per annum, based upon the yield on 3-month U.S. Treasury bills as of September 20, 2012. This interest income is used by each Fund to pay its own expenses. See “Fees and Expenses” for more details.

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Fees and Expenses

Management Fee

Each Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of such Fund. The Management Fee is paid in consideration of the Managing Owner’s futures trading advisory services.

Organization and Offering Expenses

Expenses incurred in connection with organizing each Fund the initial offering of its Shares were paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations are also paid by the Managing Owner.

Brokerage Commissions and Fees

Each Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.05% of the net asset value of a Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner pays all of the routine operational, administrative and other ordinary expenses of each Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.

Extraordinary Fees and Expenses

Each Fund will pay all the extraordinary fees and expenses, if any. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First Out of Interest Income

The Management Fee and the brokerage commissions and fees of each Fund are paid first out of interest income from each Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. Such interest income has historically been sufficient to cover the fees and expenses of each Fund. If, however, the interest income is not sufficient to cover the fees and expenses of a Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of each Fund during the first twelve months of investment is the following percentage per annum of the net asset value of the Fund, plus the amount of any commissions charged by the investor’s broker:

—	The Bullish Fund (0.80)%

—	The Bearish Fund (0.80)%

The Funds will be successful only if their annual returns from futures trading, plus their annual interest income from their holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed such fees and expenses of approximately 0.80% per annum. The Funds are expected to earn interest income equal to 0.11% per annum, based upon the yield of 3-month U.S. Treasury bills as of September 20, 2012, or $0.03 per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each of the Bullish Fund and the Bearish Fund will be required to earn approximately 0.69% per annum, or $0.17 per annum per Share at $25.00 as the net asset value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

Distributions

Each Fund will make distributions at the discretion of the Managing Owner. To the extent that a Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of such Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The fiscal year of each Fund and each Fund ends on December 31 of each year.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” each of the Funds will be classified as a partnership for U.S. federal income tax purposes. Accordingly, a Fund will not incur U.S. federal income tax liability; rather, each beneficial owner of a Fund’s Shares will be required to take into account its allocable share of such Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the owner’s taxable year.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of a Fund.

“Breakeven Table”

The “Breakeven Table” on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share of each Fund to equal the amount originally invested twelve months after issuance.

The “Breakeven Table,” as presented, is an approximation only. The capitalization of each Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.

SUMMARY (cont’d)

“Breakeven Table”

	Dollar Amount and Percentages of Expenses of each Fund[1]
Expense	$	%
Management Fee[2]	$0.19	0.75%
Organization and Offering Expense Reimbursement[3]	$0.00	0.00%
Brokerage Commissions and Fees[4]	$0.01	0.05%
Routine Operational, Administrative and Other Ordinary Expenses[5,6]	$0.00	0.00%
Interest Income[7]	$(0.03)	(0.11)%
12-Month Breakeven[8,9]	$0.17	0.69%

1.

The breakeven analysis set forth in this column assumes that the Shares have a constant month-end net asset value and is based on $25.00 as the net asset value per Share. See “Charges” on page 60 for an explanation of the expenses included in the “Breakeven Table.”

2.	From the Management Fee, the Managing Owner is responsible for paying the fees and expenses of the Administrator, ALPS Distributors and Invesco Distributors.

3.	The Managing Owner is responsible for paying the organization and offering expenses and the continuous offering costs of each Fund.

4.	The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of each Fund.

5.	The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of each Fund.

6.

In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

7.

Interest income currently is estimated to be earned at a rate of 0.11%, based upon the yield on 3-month U.S. Treasury bills as of September 20, 2012. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

8.

The Funds are subject to (i) a Management Fee of 0.75% per annum and (ii) estimated brokerage commissions and fees of 0.05% per annum. The Funds are subject to fees and expenses in the aggregate amount of approximately 0.80% per annum. The Funds will be successful only if their annual returns from the underlying futures contracts, including annual income from 3-month U.S. Treasury bills, exceed approximately 0.80% per annum. The Funds are expected to earn 0.11% per annum, based upon the yield of 3-month U.S. Treasury bills as of September 20, 2012, or $0.03 per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, each of the Bullish Fund and the Bearish Fund would be required to earn approximately 0.69% per annum, or $0.17 per annum per Share at $25.00 as the net asset value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

9.

You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Incorporation by Reference of Certain Documents

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” into this prospectus the information that we file with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, including those filed prior to the effectiveness of the Registration Statement containing this prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC, in response to certain disclosures:

—	The Annual Reports on Form 10-K for the year ended December 31, 2011 filed February 28, 2012;

—	The Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012 filed on May 9, 2012 and August 3, 2012, respectively;

—	The Current Reports on Form 8-K filed March 13, 2012, March 28, 2012, May 24, 2012, August 17, 2012 and September 17, 2012;

—

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2011, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference;

—	Any documents filed pursuant to the Exchange Act subsequent to the date of this Registration Statement and prior to its effectiveness shall be deemed incorporated by reference into the Prospectus; and
—	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide to you a copy of the filings that have been incorporated by reference in this prospectus upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Invesco PowerShares Capital Management LLC

301 West Roosevelt Road

Wheaton, IL 60187

Telephone: (800) 983-0903

These documents may also be accessed through our website at http://www.dbfunds.db.com or as described herein under “Additional Information.” The information and other content contained on or linked from our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

We file annual, quarterly, current reports and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Funds.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of each Fund in which you are invested within 90 calendar days after the end of such Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent

SUMMARY (cont’d)

registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.dbfunds.db.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Cautionary Note Regarding Forward-

Looking Statements

This prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Funds. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

THE SHARES ARE SPECULATIVE AND

INVOLVE A HIGH DEGREE OF RISK.

Patent Applications Pending

A patent application directed to the creation and operation of the Trust is pending at the United States Patent and Trademark Office.

[Remainder of page left blank intentionally.]

ORGANIZATION CHART

POWERSHARES DB US DOLLAR INDEX TRUST

THE RISKS YOU FACE

You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus.

(1)

The Value of the Shares of each Fund Relates Directly to the Value of the Futures Contracts and Other Assets Held by each Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in each Fund’s Shares.

The Shares of each Fund are designed to reflect as closely as possible the changes, whether positive or negative, in the levels of its corresponding Index, over time, through its investment in the DX Contracts. The value of the Shares relates directly to the changes in market value over time, whether positive or negative, of the DX Contracts, less the liabilities (including estimated accrued but unpaid expenses) of each Fund. The price of the DX Contracts may fluctuate widely. Several factors may affect the price of the Index Currencies, and in turn, the DX Contracts owned by a Fund, including, but not limited to:

—	National debt levels and trade deficits, including changes in balances of payments and trade;

—	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

—	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

—	Currency exchange rates;

—	Investment and trading activities of mutual funds, hedge funds and currency funds;

—	Global or regional political, economic or financial events and situations;

—	Supply and demand changes which influence the foreign exchange rates of various currencies;
—

Monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

—	Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and

—	Expectations among market participants that a currency’s value soon will change.

(2)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May be Created or Redeemed at a Value that Differs from the Market Price of the Shares.

The net asset value per share of the Shares of a Fund will change as fluctuations occur in the market value of its portfolio. Investors should be aware that the public trading price of a Basket may be different from the net asset value of a Basket (i.e., 200,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket) and similarly the public trading price per Share of a Fund may be different from the net asset value per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical to the same forces influencing the prices of the Index Currencies, trading individually or in the aggregate at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Basket at a discount to the public trading price of the Shares of a Fund or can redeem a Basket at a premium over the public trading price of the Shares of the Fund. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share of the Funds closely over time.

The value of a Share of a Fund may be influenced by non-concurrent trading hours between the NYSE Arca and ICE Futures U.S., which is the futures exchange on which DX Contracts are traded. While the Shares of each Fund trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Standard Time, DX Contracts are traded for 22 consecutive hours on ICE Futures U.S. from 8:00 p.m. Eastern Standard Time to 6:00 p.m. Eastern Standard Time on the next business day. As a result, during the time when the ICE Futures U.S. is open and the NYSE Arca is closed, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, increase the difference between the price of the Shares of a Fund and the net asset value of such Shares.

(3)	A Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of its Corresponding Index.

It is possible that a Fund’s performance may not fully replicate the changes in the level of the applicable Index to which it corresponds due to disruptions in the markets for the Index Currencies, DX Contracts, or due to other extraordinary circumstances.

As of the date of this prospectus, the DX Contracts are not subject to speculative position limits. There can be no assurance that the DX Contracts will not become subject to speculative position limits. Should the Funds become subject to speculative position limits with respect to their DX Contracts holdings, the Funds’ ability to issue new Baskets or the Funds’ ability to reinvest income in additional DX Contracts may be limited to the extent that these activities would cause the Funds to exceed the potential future position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of such Fund. That is, the inability to create additional Baskets could result in Shares of a Fund trading at a premium or discount to net asset value of such Fund, and in turn, increasing the Fund’s tracking error with respect to its corresponding Index.

If speculative position limits are applied to the DX Contracts and the Funds approach or reach such speculative position limits, the Funds may potentially increase their tracking error with respect to their corresponding Indexes. If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Funds to gain full or partial exposure to the DX Contracts, the Funds may:

—	invest in a different month DX Contract other than the specific DX Contract that was originally required by the applicable Index, or

—	invest in another futures contract substantially similar to the DX Contracts, if available, or

—	invest in the futures contracts referencing the Index Currencies, or

—	invest in a forward agreement, swap, or other OTC derivative referencing the Index Currencies,

if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with the DX Contract. Any of the above substitute instruments may potentially increase tracking error between the Funds and their corresponding Indexes.

Furthermore, a Fund is not able to replicate exactly the changes in the level of the applicable Index because its total return is reduced by expenses and transaction costs, including those incurred in connection with its trading activities, and increased by interest income from its holdings of short-term high quality fixed income securities. Tracking the applicable Index requires trading of a Fund’s portfolio with a view to tracking the applicable Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(4)	The Funds are Not Actively Managed and Will Track the Applicable Index During Periods in Which the Applicable Index Is Flat or Declining as Well as When the Applicable Index Is Rising.

The Funds are not actively managed by traditional methods. For example, if the DX Contracts owned by the Bullish Fund are declining in value, such Fund will not close out such positions, except in connection with a change in the composition or weighting of the applicable Index.

The Managing Owner will seek to cause the net asset value to track the applicable Index during periods in which the applicable Index is flat or declining as well as when the applicable Index is rising.

(5)	Investors who Invest Only in Either the Bullish Fund or the Bearish Fund May Not be Able to Profit if the Market Value of the DX Contracts Moves Against Such Investment.

The Bullish Fund is expected to rise as a result of any upward price movement in DX Contracts. The Bearish Fund is expected to rise as a result of any downward price movement in DX Contracts.

If the price of the DX Contracts decreases, the Bearish Fund will profit and the Bullish Fund will suffer loss. If the price of the DX Contracts increases, the Bullish Fund will profit and the Bearish Fund will suffer a loss. Therefore, the investment experience of investors who plan to invest in either the Bullish Fund or the Bearish Fund will depend upon selection of the appropriate Fund in light of the price movements of the DX Contracts. Such selection may become unprofitable in the future if the price of the DX Contracts changes direction.

Certain investors who decide to invest in both the Bullish Fund Shares and the Bearish Fund Shares may, nevertheless, suffer losses if the investor’s investment mix between the Bullish Fund Shares and the Bearish Fund Shares is biased in one direction and the market price of the DX Contracts moves in the opposite direction. Additionally, investors should not invest in equal amounts in both the Bullish Fund and the Bearish Fund simultaneously. The net effect of such an investment will be the income from the underlying 3-month U.S. Treasury bills, less fees and expenses.

(6)	The NYSE Arca May Halt Trading in the Shares of a Fund Which Would Adversely Impact Your Ability to Sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if its Shares are delisted.

(7)	The Lack of Active Trading Markets for the Shares of a Fund May Result in Losses on Your Investment in a Fund at the Time of Disposition of Your Shares.

Although the Shares of each Fund are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of a Fund will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

(8)	The Shares of Each Fund Are Relatively New Securities Products and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Funds are not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(9)	As the Managing Owner and its Principals have Been Operating Investment Vehicles like the Funds Since January 2006, their Experience May be Inadequate or Unsuitable to Manage the Funds.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Funds and has been managing such investment vehicles since January 2006. The past performances of the Managing Owner’s management of other commodity pools are no indication of its ability to manage investment vehicles such as the Funds. If the experience of the Managing Owner and its principals is not adequate or suitable to manage investment vehicles such as the Funds, the operations of the Funds may be adversely affected.

(10)	You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares.

Although past performance is not necessarily indicative of future results, each Fund’s performance history might (or might not) provide you with more information on which to evaluate an investment in each Fund. Likewise, each Index has a history which might (or might not) be indicative of the future Index results, or of the future performance of each applicable Fund. Therefore, you will have to make your decision to invest in each Fund without relying on each Fund’s past performance history or each Index’s closing level history.

(11)	Fewer Representative Index Currencies May Result In Greater Index Volatility.

The changes in market value over time, whether positive or negative, of DX Contracts is linked to the U.S. Dollar Index (USDX®), or the USDX®. The USDX® is comprised of only six Index Currencies. Accordingly, the USDX® is concentrated in terms of the number of currencies represented. You should be aware that other currency indexes are more diversified in terms of the number of currencies included. Concentration in fewer currencies may result in a greater degree of volatility in the USDX®, and in turn, the changes in market value of the underlying DX Contracts, under specific market conditions and over time.

(12)	Short Selling Theoretically Exposes the Bearish Fund to Unlimited Losses.

Investors may invest in either or both of the Bearish Fund and the Bullish Fund. In turn, the Fund establishes corresponding short or long positions in the DX Contracts, respectively.

The Bullish Fund establishes long positions in DX Contracts. The price of these DX Contracts is linked to the USDX®. The Bullish Fund will profit if the USDX® rises (i.e., the value of the U.S. dollar rises relative to the Index Currencies) and the Bullish Fund will suffer loss if the USDX® falls (i.e., value of the U.S. dollar falls relative to the Index Currencies). Because the value of the U.S. dollar relative to the Index Currencies cannot fall below zero, the Bullish Fund’s exposure to loss is limited to the notional value of the DX Contracts at the time of establishment.

By contrast, the Bearish Fund establishes short positions in DX Contracts. The price of these DX Contracts is linked to the USDX®. The Bearish Fund will profit if the USDX® falls (i.e., the value of the U.S. dollar falls relative to the Index Currencies) and the Bearish Fund will suffer loss if the USDX® rises (i.e., the value of the U.S. dollar rises relative to the Index Currencies). Because the value of the USDX® could, in theory, rise infinitely, a short position in DX Contracts exposes the Bearish Fund to theoretically unlimited liability.

The Bearish Fund’s losses could result in the total loss of your investment. Because liability due to losses will be segregated to either the Bullish or Bearish Fund, as applicable, losses to investors in the Bearish Fund will not subject investors in the Bullish Fund to such exposure.

(13)

Unusually Long Peak-to-Valley Drawdown Periods With Respect To Both the Long Index and the Short Index May Be Reflected in Equally Long Peak-to-Valley Drawdown Periods with Respect to the Performance of the Shares of the Bullish Fund and the Bearish Fund, Respectively.

Although past Index levels are not necessarily indicative of future Index levels, both the Long Index and the Short Index have experienced unusually long peak-to-valley drawdown periods. As of December 31, 2011, the closing level of the Short Index experienced a peak-to-valley drawdown of (36.82)% during the period from June 1995 – January 2002. As of December 31, 2011, the closing level of the Long Index experienced a peak-to-valley drawdown of (48.06)% during the period from December 1986 – April 2011. During the period from June 1995 – January 2002, both the Long Index and Short Index experienced drawdown periods simultaneously.

Because it is expected that each Fund’s performance will track the changes in the closing levels of its underlying Index, a Fund would suffer a continuous drawdown during the period that an Index suffers such a drawdown period, and in turn, the value of your Shares will also suffer.

(14)	Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in a Fund.

The following table* reflects various measures of volatility** of the Long Index and the Short Index, each as calculated on an excess return basis:

Volatility Type	Volatility
	Long Index	Short Index
Daily volatility over full history	8.93%	8.69%
Average rolling 3 month daily volatility	8.65%	8.37%
Monthly return volatility	8.99%	8.88%
Average annual volatility	8.78%	8.55%

The following table reflects the daily volatility on an annual basis of the Long Index and the Short Index:

Year	Daily Volatility
	Long Index	Short Index
1986***	0.00%	0.00%
1987	9.44%	9.07%
1988	9.62%	9.69%
1989	10.22%	10.20%
1990	8.77%	8.35%
1991	11.53%	11.89%
1992	11.70%	12.06%
1993	9.44%	9.54%
1994	7.83%	7.52%
1995	9.78%	9.55%
1996	4.99%	5.01%
1997	7.59%	7.91%
1998	8.06%	7.94%
1999	7.59%	7.71%
2000	8.77%	9.17%
2001	8.70%	8.56%
2002	7.49%	7.19%
2003	8.44%	8.25%
2004	9.52%	9.23%
2005	8.10%	8.46%
2006	6.95%	6.75%
2007	5.21%	5.08%
2008	11.94%	12.46%
2009	11.09%	9.55%
2010	8.84%	7.30%
2011	9.47%	7.88%
2012*	7.22%	6.04%
*	As of August 31, 2012. Past Index levels are not necessarily indicative of future changes, positive or negative, in the Index levels.

**	Volatility, for these purposes means the following:

Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

***	As of December 31, 1986.

(15)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.

Each Fund is directly subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of 0.75% per annum. Additional charges include brokerage fees of approximately 0.05% per annum in the aggregate and selling commissions. For the avoidance of doubt, selling commissions are not included in each Fund’s breakeven calculation. Each Fund is expected to earn interest income at an annual rate of 0.11% per annum, based upon the yield on 3-month U.S. Treasury bills as of September 20, 2012. Because each Fund’s current interest income does not exceed its fees and expenses, each Fund will need to have a positive performance that exceeds the difference between each Fund’s interest income and its fees and expenses in order to break-even. If the aggregate of each Fund’s performance and interest income do not exceed each Fund’s fees and expenses described herein, then the expenses of each Fund could, over time, result in losses to your investment therein. You may never achieve profits, significant or otherwise.

(16)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Funds.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Funds for any length of time. If the Managing Owner discontinues its activities on behalf of the Funds, the Funds may be adversely affected.

(17)	Possible Illiquid Markets May Exacerbate Losses.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

There can be no assurance that market illiquidity will not cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so.

Any type of disruption or illiquidity will be exacerbated due to the fact that the Funds only invest in the DX Contracts.

(18)	You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.

The Funds may, in their discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of a Fund. In addition, the Funds will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the applicable Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement.

(19)	Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares of a Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares of a Fund trade unprofitably.

(20)	Failure of Currency Futures Trading to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.

Historically, currency futures’ returns have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although currency futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that each Index is not 100% negatively correlated with financial assets such as stocks and bonds means that each respective Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. If the Shares of a Fund perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares of a Fund and the Shares of a Fund may produce no gains to offset your losses from other investments.

(21)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.

None of the Funds are registered as an investment company under the Investment Company Act of 1940, and none of them are required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to the investors in registered and regulated investment companies.

(22)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Funds are subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Funds, which also presents the potential for numerous conflicts of interest with the Funds. As a result of these and other relationships, parties involved with the Funds have a financial incentive to act in a manner other than in the best interests of the Funds and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Funds may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

(23)	Shareholders of Each Fund Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders of each Fund will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders of a Fund may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

(24)	Items of Income, Gain, Loss and Deduction With Respect to Shares of a Fund Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by a Fund in Allocating Such Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. Each Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to such Fund’s Shareholders in a manner that reflects the Shareholders’ beneficial interest in such tax items, but these assumptions and conventions may not be in compliance with all aspects of the applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Fund do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, loss and deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.

(25)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.

Under current law, long-term capital gains are taxed to non-corporate investors at reduced U.S. federal income tax rates. This tax treatment may be adversely affected, changed or repealed by future changes in, or the expiration of, tax laws at any time.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF ANY FUND; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

(26)

Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, a Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of the Funds might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, any Shares could be limited to recovering either a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts or such Shares may not recover any assets at all, even though certain property specifically traceable to a particular Fund was held by the Commodity Broker. The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Commodity Broker.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any unrealized profits on its open positions on the exchange, and the loss of profits on its closed positions on the exchange.

(27)	The Effect Of Market Disruptions and Government Intervention Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.

The global financial markets have in the past few years gone through pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action — these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

The Funds may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to market participants from their banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants. Market disruptions may from time to time cause dramatic losses, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

(28)	Regulatory Changes or Actions, Including the Implementation of the Dodd-Frank Act, May Alter the Operations and Profitability of the Funds.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-

traditional investment pools that are publicly distributed in the United States. The Dodd-Frank Act seeks to regulate markets, market participants and financial instruments that previously have been unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. Because many provisions of the Dodd-Frank Act require rulemaking by the applicable regulators before becoming fully effective and the Dodd-Frank Act mandates multiple agency reports and studies (which could result in additional legislative or regulatory action), it is difficult to predict the impact of the Dodd-Frank Act on the Funds, the Managing Owner, and the markets in which the Funds may invest, the Net Asset Value of the Funds or the market price of the Shares. The Dodd-Frank Act could result in the Funds’ investment strategy becoming non-viable or non-economic to implement. Therefore, the Dodd-Frank Act and regulations adopted pursuant to the Dodd-Frank Act could have a material adverse impact on the profit potential of the Funds and in turn the value of your Shares.

(29)	Lack of Independent Advisers Representing Investors.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares of a Fund.

(30)	Possibility of Termination of the Funds May Adversely Affect Your Portfolio.

The Managing Owner may withdraw from the Funds upon 120 days’ notice, which would cause the Funds to terminate unless a substitute managing owner were obtained. Owners of 50% of the Shares of either Fund have the power to terminate such Fund. If it is so exercised, investors who may wish to continue to invest in a Fund’s corresponding Index through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as such Fund. See “Description of the Shares; The Funds; Certain Material Terms of the Trust Declaration – Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Funds.

(31)	Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.

As interests in separate series of a Delaware statutory trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Managing Owner).

(32)	An Investment in Shares of the Funds May Be Adversely Affected by Competition From Other Methods of Investing in Currencies.

The Funds constitute a relatively new type of investment vehicle. They compete with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies and foreign governments, other securities backed by or linked to currencies, and direct investments in the underlying currencies or currencies futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such currencies directly, which could limit the market for the Shares of each Fund and reduce the liquidity of the Shares of each Fund.

(33)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Funds Could Adversely Affect the Funds and an Investment in the Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Funds are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Funds. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Funds and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Funds.

(34)

Because the Price of DX Contracts Are Primarily Influenced by Short-Term Interest Rate Differentials, You May Sell Your Shares at a Time When the DX Contracts Are Being Traded at a Discount, and therefore Receive an Amount that Would be Lower than if the DX Contracts Were Trading at a Premium.

The price of DX Contracts responds directly to short-term interest rate differentials. For example, if interest rates in the U.S. are broadly higher than international interest rates, then DX Contracts will trade at a discount to the spot index. If U.S. rates are lower, DX Contracts will trade at a premium to the spot index. This relationship also holds for long-dated futures versus nearby futures. Because interest rates move up and down, DX Contracts may trade at a premium some of the time and at a discount at other times. In turn, if you sell your Shares during a period when the DX Contracts are trading at a discount, you may receive less than you may have received if you sold your shares during a period when the DX Contracts are trading at a premium.

(35)	The Value of the Shares Will be Adversely Affected if the Funds are Required to Indemnify the Trustee or the Managing Owner.

Under the Trust Declaration, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense either incurs without negligence or misconduct. That means the Managing Owner may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the net asset value of a Fund and the value of its Shares.

(36)	The Net Asset Value Calculation of the Funds May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is Not Available on the Date of Net Asset Value Calculation.

Calculating the net asset value of each Fund includes, in part, any unrealized profits or losses on open foreign exchange futures contracts. Under normal circumstances, the net asset value of each Fund reflects the settlement price of open foreign exchange futures contracts on the date when the net asset value is being calculated. However, if a foreign exchange futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the applicable Fund on such day will not accurately reflect the realizable market value of such foreign exchange futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a foreign exchange futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the applicable Fund could be under or overstated, perhaps to a significant degree. Although the DX Contracts that the Funds will invest in are not currently subject to “daily limits,” the terms and conditions of these contracts may change in the future, and thus, may subject the Funds to the above-described risks.

(37)	Exchange Rates on the Index Currencies Could be Volatile and Could Materially and Adversely Affect the Performance of the Shares of a Fund.

Foreign exchange rates are influenced by national debt levels and trade deficits, domestic and foreign inflation rates and investors’ expectations concerning inflation rates, domestic and foreign interest rates and investors’ expectations concerning interest rates, currency exchange rates, investment and trading activities of mutual funds, hedge funds and currency funds; and global or regional political, economic or financial events and situations. Additionally, foreign exchange rates on the Index Currencies may also be influenced by changing supply and demand for a particular Index Currency, monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), changes in balances of payments and trade, trade restrictions, currency devaluations and revaluations. Also, governments from time-to-time intervene in the currency markets, directly and by regulation, in order to influence prices directly. Additionally, expectations among market participants that a currency’s value soon will change may also affect exchange rates on the Index Currencies, and in turn, both the applicable Index and the DX Contracts. These events and actions are unpredictable. The resulting volatility in the exchange rates on the underlying Index Currencies may materially and adversely affect the market value of the DX Contracts, which would then negatively impact the value of your Shares.

(38)	Substantial Sales of Index Currencies by the Official Sector Could Adversely Affect an Investment in the Shares of a Fund.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold certain Index Currencies as part of their reserve assets. The official sector holds a significant amount of Index Currencies that can be mobilized in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to sell their Index Currencies simultaneously or in an uncoordinated manner, the demand for Index Currencies might not be sufficient to accommodate the sudden increase in the supply of certain Index Currencies to the market. Consequently, the price of an Index Currency may decline, which may materially and adversely affect the market value of the DX Contract, which would then negatively impact the Shares.

(39)

Although the Shares of Each Fund are Limited Liability Investments, Certain Circumstances such as Bankruptcy of a Fund or Indemnification of a Fund by the Shareholder will Increase the Shareholder’s Liability.

The Shares of each Fund are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify a Fund for any harm suffered by it as a result of

—	Shareholders’ actions unrelated to the business of such Fund, or

—	taxes imposed on the Shares by the states or municipalities in which such investors reside.

INVESTMENT OBJECTIVES OF THE FUNDS

Investment Objectives

PowerShares DB US Dollar Index Bullish Fund, or the Bullish Fund, establishes long positions in certain futures contracts, or DX Contracts, with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or the Long Index, over time. PowerShares DB US Dollar Index Bearish Fund, or the Bearish Fund, establishes short positions in DX Contracts with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Short US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or the Short Index, over time. The performance of each Fund also is intended to reflect the excess, if any, of its interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over its expenses of such Fund.

The Long Index is calculated to reflect the changes in market value over time, whether positive or negative, of long positions in DX Contracts. The

Short Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. Both the Long Index and the Short Index reflect the changes in market value over time, whether positive or negative, of the DX Contract which expires during the months of March, June, September and December. The Bullish Fund seeks to track the Long Index by establishing long positions in DX Contracts while the Bearish Fund seeks to track the Short Index by establishing short positions in DX Contracts.

The Shares are designed for investors who want a cost-effective and convenient way to invest in a Fund that tracks either the Long Index or the Short Index, which reflects the changes in market value over time, whether positive or negative, of the DX Contracts, and in turn, of the U.S. dollar relative to the underlying Index Currencies.

Advantages of investing in the Shares include:

—

Ease and Flexibility of Investment. The Shares of each Fund trade on the NYSE Arca and provide institutional and retail investors with indirect access to the currency futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

—

Shares May Provide A More Cost-Effective Alternative. Investing in the Shares of a Fund can be easier and less expensive for an investor than constructing and trading a comparable foreign currency futures portfolio.

—

Each Fund invests in DX Contracts Which may be More Efficient and Transparent than Alternatives. Although the Funds will not take physical delivery due to rolling the underlying DX Contracts prior to expiration, DX Contracts tend to be more efficient and transparent because physical delivery is required upon the expiration of the contract.

—	Margin. Shares are eligible for margin accounts.

—	Diversification. The Shares may help to diversify a portfolio because historically the Indexes have tended to exhibit low to negative correlation with both equities and conventional bonds.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

DX Contracts are linked to the six underlying currencies, or the Index Currencies, of the U.S. Dollar Index (USDX®), or the USDX®. The Index Currencies are Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Index Currencies represent the currencies of the major trading partners of the U.S. (and represent the currencies of 17 countries, 12 countries of the Euro zone plus five other countries). The changes in market value over time, whether positive or negative, of DX Contracts is tied to the USDX®. The USDX® is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in the USDX® reflect a geometric weighted average of the change in the Index Currencies’ exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of the USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.

The Indexes reflect the changes in market value over time, whether positive or negative, of the first to expire DX Contract relative to the value of the U.S. dollar as of December 31, 1986, or Base Date. Although the DX Contracts started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986.

Each Fund’s portfolio also holds United States Treasury securities and other high credit quality short-term fixed income securities for deposit with such Fund’s Commodity Broker as margin.

Under the Trust Declaration of the Trust, Wilmington Trust Company, the Trustee of the Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of each Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Funds to gain full or partial exposure to the DX Contracts, the Funds may:

—	invest in a different month DX Contract other than the specific DX Contract that was originally required by the applicable Index, or

—	invest in another futures contract substantially similar to the DX Contracts, if available, or

—	invest in the futures contracts referencing the Index Currencies, or

—	invest in a forward agreement, swap, or other OTC derivative referencing the Index Currencies,

if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with the DX Contract.

The Index Sponsor publishes the daily closing level of the Indexes as of the close of the NYSE Arca. The Managing Owner publishes the net asset value of each Fund and the net asset value per Share daily. Additionally, the Index Sponsor publishes the intra-day Index level of each Index, and the Managing Owner publishes the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information is published as follows:

The intra-day level of the Indexes (symbols: Long Index: USDUPX; Short Index: USDDNX) and the intra-day indicative value per Share of each Fund (symbols: Bullish Fund: UUP; Bearish Fund: UDN) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The current trading price per Share of each Fund (symbols: Bullish Fund: UUP; Bearish Fund: UDN) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index closing level (symbols: Long Index: USDUPX; Short Index: USDDNX) is published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day net asset value of each Fund (symbols: Bullish Fund: UUP.NV; Bearish Fund: UDN.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund is published the following morning on the consolidated tape.

All of the foregoing information with respect to each Index is also published at https://index.db.com.

The Index Sponsor publishes any adjustments made to the Indexes on the Managing Owner’s website http://www.dbfunds.db.com and https://index.db.com, or any successor thereto.

The intra-day indicative value per Share of each Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the corresponding Fund’s futures contracts. The final net asset value of each Fund and the final net asset value per Share is calculated as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca and the close of the exchanges on which the DX Contracts are traded, there is no effect on the net asset value calculations as a result.

The Shares of the Bullish Fund and the Bearish Fund are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the levels of either the Long Index or the Short Index, over time.

The value of the Shares of each Fund is expected to fluctuate in relation to changes in the value of its portfolio. The market price of the Shares of a Fund may not be identical to the net asset value per Share, but these two valuations are expected to be very close. See “The Risks You Face – (2) Net Asset

Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.”

There can be no assurance that each Fund will achieve its investment objective or avoid substantial losses.

Role of Managing Owner

The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Funds.

Specifically, with respect to the Funds, the Managing Owner:

—	selects the Trustee, Commodity Broker, administrator, custodian, transfer agent, distributor, marketing agent and auditor;

—	negotiates various agreements and fees;

—	performs such other services as the Managing Owner believes that the Funds may from time-to-time require; and

—

monitors the performance results of each Fund’s portfolio and reallocates assets within the portfolio with a view to causing the performance of such Fund’s portfolio to track that of the Long Index or the Short Index, as applicable, over time.

The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

Market Diversification

As global markets and investing become more complex, the inclusion of futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world’s economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world’s markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to a Fund, which invests in futures related to the Indexes, investors have the potential, if their Fund investments are successful, to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation’s economy.

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PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BULLISH FUND (TICKER: UUP), A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool: PowerShares DB US Dollar Index Bullish Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2007

Aggregate Gross Capital Subscriptions as of August 31, 2012: $8,843,963,567

Net Asset Value as of August 31, 2012: $1,101,604,497

Net Asset Value per Share as of August 31, 2012: $22.30

Worst Monthly Drawdown: (6.89)% December 2008

Worst Peak-to-Valley Drawdown: (21.24)% November 2008 – April 2011*

Monthly Rate of Return	2012(%)	2011(%)	2010(%)	2009(%)	2008(%)	2007(%)
January	(1.43)	(1.80)	1.69	5.02	(1.47)	--
February	(0.81)	(1.25)	0.90	1.89	(1.84)	(0.32)
March	(0.18)	(1.49)	0.65	(3.06)	(2.48)	(0.32)
April	(0.41)	(3.86)	0.78	(1.29)	0.80	(1.29)
May	5.32	2.06	5.38	(6.16)	0.31	1.55
June	(2.18)	(0.61)	(0.91)	0.63	(0.62)	0.00
July	1.11	(0.90)	(5.27)	(2.43)	0.93	(0.92)
August	(1.85)	0.14	1.84	(0.30)	5.42	0.57
September		5.75	(5.48)	(2.06)	1.88	(3.31)
October		(3.50)	(1.90)	(0.53)	8.49	(1.17)
November		2.75	4.78	(1.99)	0.38	0.04
December		1.68	(2.94)	3.74	(6.89)**	0.04***
Compound Rate of Return	(0.62%) (8 months)	(1.45)%	(1.13)%	(6.84)%	4.17%	(5.08)% (10 1/4 months)

*

The Worst Peak-to-Valley Drawdown from November 2008 – April 2011 includes the effect of the $0.17 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.

**

The December 2008 return of (6.89)% includes the $0.17 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (6.25)%.

***

The December 2007 return of 0.04% includes the $0.20 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.76%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BEARISH FUND (TICKER: UDN), A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool: PowerShares DB US Dollar Index Bearish Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2007

Aggregate Gross Capital Subscriptions as of August 31, 2012: $969,400,852

Net Asset Value as of August 31, 2012: $74,940,462

Net Asset Value per Share as of August 31, 2012: $26.76

Worst Monthly Drawdown: (8.37)% October 2008

Worst Peak-to-Valley Drawdown: (17.03)% March 2008 – February 2009*

Monthly Rate of Return	2012(%)	2011(%)	2010(%)	2009(%)	2008(%)	2007(%)
January	1.30	1.66	(1.94)	(4.70)	2.14	--
February	0.70	1.09	(1.15)	(1.92)	4.28	0.64
March	0.04	1.40	(0.76)	3.03	2.65	0.99
April	0.29	3.72	(0.93)	1.19	(0.68)	2.01
May	(5.31)	(2.02)	(5.87)	5.61	(0.27)	(0.73)
June	2.19	0.49	0.53	(0.63)	0.82	0.74
July	(1.24)	0.69	5.03	2.35	(0.71)	1.54
August	1.79	(0.24)	(1.73)	0.22	(5.30)	0.38
September		(5.77)	5.42	1.93	(1.99)	3.82
October		3.60	1.63	0.43	(8.37)	1.68
November		(2.87)	(4.33)	1.92	(0.48)	0.68
December		(1.97)	2.81	(3.72)	5.78**	(1.92)***
Compound Rate of Return	(0.45%) (8 months)	(0.63)%	(1.90)%	5.37%	(2.94)%	10.16% (10 1/4 months)

*

The Worst Peak-to-Valley Drawdown from March 2008 - February 2009 includes the effect of the $0.15 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.

**

The December 2008 return of 5.78% includes the $0.15 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 6.39%.

***

The December 2007 return of (1.92)% includes the $0.40 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.39%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 33.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the relevant pool, including investors who subsequently redeemed their investments.

2. “Net Asset Value” is the net asset value of each pool as of August 31, 2012.

3. “Net Asset Value per Share” is the Net Asset Value of the relevant pool divided by the total number of Shares outstanding with respect to such pool as of August 31, 2012.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the relevant pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6. “Compound Rate of Return” is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the respective charts above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

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DESCRIPTION OF THE DEUTSCHE BANK

LONG US DOLLAR INDEX (USDX®)

FUTURES INDEX – EXCESS RETURNTM AND

DEUTSCHE BANK SHORT US DOLLAR

INDEX (USDX®) FUTURES INDEX – EXCESS

RETURNTM

The Index Sponsor does not approve, endorse or recommend the Funds or the Managing Owner. The USDX® mark is a registered service mark owned by ICE Futures U.S., Inc.

General

The Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or Long Index, and the Deutsche Bank Short US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or Short Index, are designed to reflect the changes in market value over time, whether positive or negative, from investing in long or short positions, respectively, in the first to expire futures contracts, or DX Contracts, whose changes in market value over time, whether positive or negative, in turn, are tied to the USDX®. The first to expire DX Contracts are the futures contracts that expire in March, June, September and December. DX Contracts are traded exclusively through ICE Futures U.S., under the symbol “DX.” As described further in “Index Calculation” below, the Indexes are calculated as either the Long Index or as the Short Index.

The changes in market value over time, whether positive or negative, of DX Contracts are related to the six underlying currencies of the USDX®, or the Index Currencies. (Although each Index tracks the changes in market value over time, whether positive or negative, of long or short positions in the first to expire DX Contracts, the closing levels of each Index is in effect, and in part, a reflection of the changes, whether positive or negative, in the level of the U.S. dollar relative to a basket of the underlying Index Currencies.) The Index Currencies are Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Index Currencies represent the currencies of the major trading partners of the U.S. (and represent the currencies of 17 countries, 12 countries of the Euro zone plus five other countries).

The USDX® is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in the USDX® reflect a geometric weighted average of the change in the

Index Currencies’ exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of the USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.

The fair value of DX Contracts is based on foreign exchange futures prices for the underlying Index Currencies. The fair value of DX Contracts is calculated in the same way as a spot index. DX Contracts, similar to single currency futures contracts, will trade at a forward premium or discount based on the interest rate differential between the U.S. dollar and the Index Currencies.

Volatility of the USDX® has been historically comparable in range and variability to a broad-based, multi-capitalization stock index future. The DX Contract price is sized at $1000 times the USDX® closing level. Thus, if the USDX® closing level is 100.00, the DX Contract will be valued $100,000. If the USDX® closing level is 112.50, each DX Contract will have a $112,500 value.

The sponsor of the Long Index and the Short Index is Deutsche Bank AG London, or the Index Sponsor.

USDX® Composition

Each Index reflects the changes in market value over time, whether positive or negative, of a long or short position in, as applicable, of the first to expire DX Contracts. In turn, the changes in market value over time, whether positive or negative, of DX Contracts are related to the changes, positive and negative, in the level of the USDX®.

The USDX® provides a general indication of the international value of the U.S. dollar and is composed of notional amounts of each of the Index Currencies. The notional amounts of each Index Currency included in the USDX® are weighted to reflect the currencies of the largest trading partners of the U.S. These largest trading partners constitute the bulk of international trade with the United States and have well-developed foreign exchange markets with rates freely determined by market participants. In addition, many currencies not included in the USDX® move in close correlation with those that are included. The USDX® is computed 24 hours a day, seven days a week based on exchange rates supplied to Reuters by some 500 banks worldwide.

The following table reflects the index base weights, or Index Base Weights, of each Index Currency as of March 1973 with respect to the USDX®:

Index Currency	Index Base Weight (%)
Euro	57.60
Japanese Yen	13.60
British Pound	11.90
Canadian Dollar	9.10
Swedish Krona	4.20
Swiss Franc	3.60

Closing Level at Inception:	100.00

The USDX® has been calculated since inception in March 1973. The closing level at inception was 100.00.

The Euro was included in the USDX® in 1999 and replaced the following currencies that were originally included in the USDX®: Belgian Franc, Dutch Guilder, German Mark, French Franc and Italian Lira.

There are no regularly scheduled adjustments or rebalancings of the USDX®. The USDX® has only been adjusted once, when the Euro, as noted in the above paragraph, was introduced as the common currency for the European Union (EU) bloc of countries. Without any other adjustments, the combination of components and their respective weightings in the USDX® have yielded performance results similar to other commonly used US dollar indexes, whether those index methodologies are based on trade weights or capital flow weights.

Index Calculation

Each Index reflects the changes in market value over time, whether positive or negative, of a long or short position in, as applicable, of the first to expire DX Contract relative to the value of the dollar as of December 31, 1986, or Base Date. On the Base Date, the closing level was 100.00. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986. A quote of “105.50” means the U.S. dollar’s value has risen 5.50% since the Base Date relative to the underlying basket of Index Currencies which comprise the USDX®.

The Index Sponsor calculates the closing level of each Index on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the DX Contracts plus the return of 3-month U.S. Treasury bills. The closing levels of each Index have been calculated using historic exchange closing price data of the DX Contracts since the Base Date.

The Long Index is calculated to reflect the changes in market value over time, whether positive or negative, of long positions in DX Contracts. The Short Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. Both the Long Index and the Short Index reflect the changes in market value over time, whether positive or negative, of the DX Contracts which expire in March, June, September and December. The use of long positions in DX Contracts in the construction of the Long Index causes the Long Index to rise as a result of any upward price movement in the DX Contracts. In turn, this appreciation in the long DX Contracts reflects the rise of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®. The use of short positions in DX Contracts in the construction of the Short Index causes the Short Index to rise as a result of any downward price movement in the DX Contracts. In turn, this appreciation in the short DX Contracts reflects the fall of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®.

Since the Base Date, the Long Index closing level has ranged on a daily basis from as high as 100.58 on January 5, 1987 to as low as 51.94 on April 29, 2011. Since the Base Date, the Short Index closing level has ranged on a daily basis from as high as 153.28 on April 22, 2008 to as low as 91.91 on July 5, 2001. Past Index levels are not necessarily indicative of future Index levels.

Index Rolls

The underlying DX Contracts of the Indexes are rolled quarterly over three consecutive business days starting on the Wednesday prior to the applicable IMM Date, or each an Index Roll Day. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

This roll takes place over a period of time in order to allow for more efficient execution during the roll period. With respect to each DX Contract, each Fund employs the below rule-based approach when it rolls from one DX Contract to another.

DX Contracts are rolled on each Index Roll Day as follows:

—	On each Index Roll Day, 1/3 of the DX Contracts that will expire on the next IMM Date is sold and positions in the DX Contracts that expire on the IMM Date following the next IMM Date are purchased.

—	On each Index Roll Day, new notional holdings are calculated for the old DX Contracts leaving an Index as well as the new DX Contracts entering an Index.

—	On all days that are not Index Roll Days, the notional holdings of the DX Contracts in an Index remain constant.

Change in the Methodology of an Index

The Index Sponsor employs the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate each Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting the applicable Index, the USDX®, DX Contracts, any Index Currency or any relevant exchange instrument) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of an Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of an Index. The Index Sponsor will publish notice of any such modification or change.

Publication of Closing Levels and Adjustments

In order to calculate the indicative Index level of each Index, the Index Sponsor polls Reuters every 15 seconds to determine the real time price of each DX Contract. The Index Sponsor then applies a set of rules to these values to create the indicative level of the applicable Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of an Index. A similar polling process is applied to the U.S. Treasury bills to determine the indicative value of the U.S. Treasury bills held by the Funds every 15 seconds throughout the trading day.

The intra-day indicative value per Share of each Fund is calculated by adding the intra-day U.S. Treasury bills level plus the intra-day Index level of the corresponding Index which is then applied to the last published net asset value of the Fund, less accrued fees.

The Index Sponsor publishes the closing level of the Indexes daily. The Managing Owner publishes the net asset value of each Fund and the net asset value per Share of the Fund daily. Additionally, the Index Sponsor publishes the intra-day Index level of each Index, and the Managing Owner publishes the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information is published as follows:

The intra-day level of the Indexes (symbols: Long Index: USDUPX; Short Index: USDDNX) and the intra-day indicative value per Share of each Fund (symbols: Bullish Fund: UUP; Bearish Fund: UDN) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The current trading price per Share of each Fund (symbols: Bullish Fund: UUP; Bearish Fund: UDN) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index closing level (symbols: Long Index: USDUPX; Short Index: USDDNX) is published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day net asset value of each Fund (symbols: Bullish Fund: UUP.NV; Bearish Fund: UDN.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

The Index Sponsor publishes any adjustments made to the Indexes on the Managing Owner’s website http://www.dbfunds.db.com, or any successor thereto.

Interruption of Index Calculation

Calculation of the Indexes may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Indexes, DX Contracts, the USDX® or any Index Currency. Upon the occurrence of such force majeure events, the Index Sponsor may, in its discretion, elect one (or more) of the following options:

—	make such determinations and/or adjustments to the terms of the Indexes as it considers appropriate to determine any closing level on any such appropriate Index business day; and/or

—	defer publication of the information relating to the Indexes until the next Index business day on which it determines that no force majeure event exists; and/or

—	permanently cancel publication of the information relating to the Indexes.

Additionally, calculation of the Indexes may also be disrupted by an event that prevents the Index Sponsor from obtaining the closing prices of the underlying DX Contracts. In turn, the Index Sponsor would, in its discretion, either review the price of an instrument, if available, that is substantially similar to the DX Contract, or, if unavailable, obtain all the closing prices for the unaffected Index Currencies, then, with respect to the disrupted Index Currencies, calculate the closing price in respect of the disrupted Index Currency on an alternative basis were such event to occur or exist on a day that is a trading day for such Index Currency on the relevant exchange. If such an Index disruption event in relation to an Index Currency as described in the prior sentence occurs and continues for a period of five successive trading days for such Index Currency on the relevant exchange, the Index Sponsor will, in its discretion, either

—	continue to calculate the relevant closing price for a further period of five successive trading days for such Index Currency on the relevant exchange or

—

if such period extends beyond the five successive trading days, the Index Sponsor may elect to replace the exchange-traded instrument with respect to a specific Index Currency and shall make all necessary adjustments to the methodology and calculation of the Indexes as it deems appropriate.

Historical Closing Levels

Set out below are the Closing Levels of both the Long Index and the Short Index based on historical data from December 31, 1986 to August 31, 2012. The data with respect to Various Statistical Measures and Annualized Index Levels are from December 31, 1986 to August 31, 2012. The data with respect to Correlation of Monthly Returns is from December 31, 1988 to August 31, 2012. The start date of December 31, 1988 was selected with respect to Correlation of Monthly Returns because underlying data with respect to DBLCI TR was not available prior to December 31, 1988.

The following Closing Levels Tables of both the Long Index and the Short Index reflect both the high and low Closing Levels, the annual Index changes and Index changes since December 31, 1986, the Base Date, of each Index.

Since the Base Date of December 31, 1986 with respect to each of the Long Index and the Short Index, close prices of DX Contracts traded on the ICE Futures U.S. were used for each Index calculation. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986. The Index Sponsor has not independently verified the DX Contracts close prices obtained from Bloomberg and Reuters.

The first to expire DX Contracts (i.e., March, June, September and December) were used in each Index calculation.

The underlying DX Contracts of the Indexes are rolled quarterly over three consecutive business days starting on the Wednesday prior to the applicable IMM Date, or each an Index Roll Day. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

This roll takes place over a period of time in order to allow for more efficient execution during the roll period. With respect to each DX Contract, each Fund employs the below rule-based approach when it rolls from one DX Contract to another.

DX Contracts are rolled on each Index Roll Day as follows:

—	On each Index Roll Day, 1/3 of the DX Contracts that will expire on the next IMM Date is sold and positions in the DX Contracts that expire on the IMM Date following the next IMM Date are purchased.

—	On each Index Roll Day, new notional holdings are calculated for the old DX Contracts leaving an Index as well as the new DX Contracts entering an Index.

—	On all days that are not Index Roll Days, the notional holdings of the DX Contracts in an Index remain constant.

Each Index is calculated on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the underlying DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the underlying DX Contracts plus the return of 3-month U.S. Treasury bills. The following tables reflect both the excess return calculation and the total return calculation of the Long Index and the Short Index.

Cautionary Statement – Statistical Information

Various statistical information is presented on the following pages, relating to the Closing Levels of the Long Index and the Short Index, on an annual and cumulative basis, including certain comparisons of each Index to other currency indices. In reviewing such information, prospective investors should consider that:

—	Changes in Closing Levels of each Index during any particular period or market cycle may be volatile.

Index	Worst Peak-to- Valley Drawdown and Time Period	Worst Monthly Drawdown and Month and Year
Long Index	(48.06)%, 12/86-04/11	(6.30)%, 5/09
Short Index	(36.82)%, 6/95-1/02	(8.77)%, 3/91

For example, the “Worst Peak-to-Valley Drawdown” of each Index, represents the greatest percentage decline from any month-end Closing Level, without such Closing Level being equaled or exceeded as of a subsequent month-end, which occurred during the above-listed time period.

—	The “Worst Monthly Drawdown” of each Index occurred during the above-listed month and year.

—	See “The Risks You Face - (14) Price Volatility May Possibly Cause the Total Loss of Your Investment.”

—

Neither the fees charged by either Fund nor the execution costs associated with establishing futures positions in the DX Contracts are incorporated into the Closing Levels of each Index. Accordingly, such Index Levels have not been reduced by the costs associated with an actual investment, such as a Fund, with an investment objective of tracking the corresponding Index.

—

The Indexes were established in August 2006, and are independently calculated by Deutsche Bank AG London, the Index Sponsor. The Index calculation methodology and DX Contracts selection is the same before and after August 2006, as described above. Accordingly, the Closing Levels of each Index, terms of each Index methodology and DX Contracts, reflect an element of hindsight at the time each Index was established. See “The Risks You Face—(10) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares” and “—(11) Fewer Representative Index Currencies May Result In Greater Index Volatility.”

WHILE EACH FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE CORRESPONDING INDEX, BECAUSE EACH INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT EACH INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT EACH FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE CORRESPONDING INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006 WITH RESPECT TO EACH INDEX, AS APPLICABLE, EACH INDEX’S CLOSING

LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF EACH FUND’S EFFORTS TO TRACK ITS CORRESPONDING INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR EACH FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH EACH FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

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DATA

RELATING TO THE

LONG INDEX

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM

The following data relates to the Long Index closing levels and various statistical measures, each of which either analyzes the Long Index closing levels data in terms of volatility, Sharpe Ratios, etc. or compares the Long Index closing levels against various relevant benchmarks. The Long Index is calculated on both an excess return and total return basis.

THE BULLISH FUND TRADES WITH A VIEW TO TRACKING THE DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM OVER TIME.

THE BULLISH FUND DOES NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM OVER TIME.

CLOSING LEVELS TABLE

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1986[5]	100.00	100.00	0.00	0.00
1987	100.58	80.31	-19.69%	-19.69%
1988	92.74	80.91	7.06%	-14.02%
1989	98.38	85.91	0.84%	-13.30%
1990	87.89	73.85	-13.34%	-24.86%
1991	85.99	72.11	-3.76%	-27.69%
1992	77.65	65.06	3.67%	-25.04%
1993	76.18	70.10	-0.42%	-25.35%
1994	74.47	64.27	-10.56%	-33.23%
1995	67.54	60.33	-5.30%	-36.77%
1996	66.56	63.18	4.32%	-34.04%
1997	76.53	66.13	14.46%	-24.50%
1998	78.10	70.33	-4.85%	-28.16%
1999	80.14	71.30	9.38%	-21.42%
2000	92.51	77.39	8.85%	-14.47%
2001	94.55	84.91	6.01%	-9.33%
2002	93.28	77.72	-14.28%	-22.28%
2003	78.64	65.14	-16.19%	-34.86%
2004	68.46	59.41	-8.33%	-40.29%
2005	68.31	60.01	13.14%	-32.44%
2006	67.50	62.03	-6.67%	-36.95%
2007	64.32	57.07	-7.26%	-41.53%
2008	66.12	54.14	4.17%	-39.09%
2009	66.14	54.18	-6.85%	-43.26%
2010	63.96	54.45	-0.35%	-43.46%
2011	57.99	51.94	-0.77%	-43.90%
2012 [6]	58.07	54.56	-0.10%	-43.95%

THE BULLISH FUND TRADES WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE

TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1986[5]	100.00	100.00	0.00	0.00
1987	100.66	85.33	-14.67%	-14.67%
1988	102.65	86.02	14.80%	-2.04%
1989	116.74	97.97	9.54%	7.30%
1990	110.08	97.96	-6.41%	0.43%
1991	118.38	97.40	1.66%	2.09%
1992	110.58	94.16	7.37%	9.61%
1993	112.53	103.48	2.67%	12.53%
1994	112.42	100.14	-6.62%	5.09%
1995	106.73	96.63	0.14%	5.24%
1996	116.61	105.21	9.82%	15.57%
1997	139.28	115.91	20.51%	39.28%
1998	148.94	134.97	-0.11%	39.13%
1999	160.01	138.16	14.67%	59.54%
2000	198.12	157.20	15.48%	84.23%
2001	208.23	183.08	9.78%	102.26%
2002	208.39	176.25	-12.86%	76.25%
2003	178.34	149.23	-15.33%	49.23%
2004	157.39	138.01	-7.05%	38.71%
2005	163.02	139.43	16.79%	62.00%
2006	163.23	152.48	-2.09%	58.62%
2007	162.61	149.70	-3.02%	53.83%
2008	176.36	143.29	5.62%	62.47%
2009	176.48	144.72	-6.71%	51.56%
2010	170.96	145.63	-0.21%	51.24%
2011	155.12	138.99	-0.72%	50.15%
2012[6]	155.47	146.02	-0.05%	50.08%

THE BULLISH FUND DOES NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE

TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 46.

All Statistics based on data from December 31, 1986 to August 31, 2012
Various Statistical Measures	DB Long Future ER7,8	DB Long Future TR8,9			Spot Index[10]
Annualized Changes to Index Level[11]	-2.2%	1.6%			-0.9%
Average rolling 3 month volatility[12]	8.6%	8.6%			8.4%
Sharpe Ratio[13]	-0.82	-0.38			-0.69
% of months with positive change[14]	46%	51%			46%
Average monthly positive change[15]	2.0%	2.1%			2.1%
Average monthly negative change[16]	-2.0%	-1.9%			-1.9%

Annualized Index Levels[17]	DB Long Future ER7,8	DB Long Future TR8,9			Spot Index[10]
1 yr	6.9%	6.9%			9.5%
3 yr	-0.7%	-0.6%			1.3%
5 yr	-1.8%	-1.2%			0.1%
7 yr	-2.0%	-0.3%			-1.1%
10 yr	-3.7%	-2.1%			-2.7%
15 yr	-1.9%	0.7%			-1.3%
Correlation of Monthly Returns* ,22
	DB Long Future TR7,8	S&P 500 TR18	iBoxx US Treasuries[19]	DBLCI TR20	NAR Existing One Family Home Sales Median Price Index[21]
DB Long Future TR	1.00	-0.16	-0.18	-0.27	0.02
S&P 500 TR18		1.00	-0.31	0.15	0.03
iBoxx US Treasuries[19]			1.00	-0.10	-0.08
DBLCI TR20				1.00	-0.01
NAR Existing One Family Home Sales Median Price Index[21]					1.00

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

* “Correlation” is a statistical term which describes the degree to which two or more asset classes show a tendency to rise or fall in value together. Diversification of an investment portfolio among asset classes that are not correlated with each other tends to reduce overall volatility and risk in the portfolio as a whole. The hypothetical returns of DB Long Future TR have been compared with the S&P 500 TR, the iBoxx US Treasuries, the DBCLI TR and the NAR Existing One Family Home Sales Median Price Index to permit an investor to compare and contrast the degree of correlation between DB Long Future TR (which is a currency index) and indices which are commonly used to measure the performance of the equity, fixed income, commodity and real estate markets, respectively.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 46.

COMPARISON OF VARIOUS US DOLLAR INDICES

(DECEMBER 31, 1986 – AUGUST 31, 2012)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the DB Long Future-ER, DB Long Future-TR and Spot Index are indices and do not reflect actual trading or any fees or expenses.

Spot Index is calculated on an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 46.

COMPARISON OF ANNUAL RETURNS OF VARIOUS US DOLLAR INDICES

(DECEMBER 31, 1986 – AUGUST 31, 2012)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE. Each of the DB Long Future-ER and Spot Index are indices and do not reflect actual trading or any fees or expenses.

Spot Index is calculated on an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 46.

NOTES AND LEGENDS:

1. “High” reflects the highest closing level of the Index during the applicable year.

2. “Low” reflects the lowest closing level of the Index during the applicable year.

3. “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4. “Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5. Closing levels as of Base Date of December 31, 1986.

6. Closing levels as of August 31, 2012.

7. “DB Long Future ER” is the Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Excess ReturnTM with respect to the Long Index. The Deutsche Bank Long US Dollar Index (USDX®) Futures IndexTM is calculated on both an excess return basis and total return basis. The DB Long Future ER calculation is not funded and reflects the changes in market value over time, whether positive or negative, of the underlying DX Contracts. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

8. If a Fund’s interest income from its holdings of fixed income securities were to exceed the Fund’s fees and expenses, the total return on an investment in a Fund is expected to outperform the DB Long Future ER and underperform the DB Long Future TR (as such term is defined in the following footnote). The only difference between the DB Long Future ER and the DB Long Future TR is that the DB Long Future ER does not include interest income from a hypothetical basket of fixed income securities while the DB Long Future TR does include such a component. The difference in the changes in market value over time, whether positive or negative, in the DB Long Future ER and the DB Long Future TR is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. If a Fund’s interest income from its holdings of fixed-income securities exceeds such Fund’s fees and expenses, then the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected to track closely the DB Long Future ER. The total return on an investment in a Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, a Fund’s total return is expected to outperform the DB Long Future ER by the amount of the excess, if any, of its interest income over its fees and expenses but, as a result of such Fund’s fees and expenses, the total return on a Fund is expected to underperform the DB Long Future TR. If a Fund’s fees and expenses were to exceed such Fund’s interest income from its holdings of fixed income securities, such Fund would underperform the DB Long Future ER.

9. “DB Long Future TR” is the Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Total ReturnTM with respect to the Long Index. The Deutsche Bank Long US Dollar Index (USDX®) Futures IndexTM is calculated on both an excess return basis and total return basis. The DB Long Future TR calculation is funded and reflects the changes in market value over time, whether positive or negative, of both the underlying DX Contracts and the interest income from a hypothetical basket of fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

10. “Spot Index” is the U.S. Dollar Index (USDX®), which provides a general indication of the international value of the USD by averaging the exchange rates between the USD and the six major world currencies the Spot Index -- Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The USDX® mark is a registered service mark owned by ICE Futures U.S., Inc.

11. “Annualized Changes to Index Level” reflects the changes of the applicable index on an annual basis as of December 31 of each applicable year.

12. “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13. “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 4.88%.

14. “% of months with positive change” during the period from inception to August 31, 2012.

15. “Average monthly positive change” during the period from inception to August 31, 2012.

16. “Average monthly negative change” during the period from inception to August 31, 2012.

17. “Annualized Index Levels” reflects the change in the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5, 7, 10 or 15 years).

18. “S&P 500 TR” is the Standard & Poor’s index calculated on a total return basis. Widely regarded as the benchmark gauge of the U.S. equities market, this index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large-cap segment of the market, with approximately 80% coverage of U.S. equities, it also serves as a proxy for the total market. The total return calculation provides investors with a price-plus-gross cash dividend return. Gross cash dividends are applied on the ex-date of the dividend.

19. “iBoxx US Treasuries” means the Markit iBoxx USD Treasuries index, a sub-index of the Markit iBoxx USD Overall index which covers all USD-denominated investment grade bonds.

20. “DBLCI-TR” is the Deutsche Bank Liquid Commodity IndexTM -- Total Return. This Index is intended to reflect the changes in notional value in the following commodities: Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each index commodity included in this index are broadly in proportion to historical levels of the world’s production and stocks of the index commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. Deutsche Bank Liquid Commodity IndexTM – Total Return is a trade mark of Deutsche Bank AG and is the subject of Community Trade Mark Number 3054996. Trade Mark applications in the United States are pending.

21. “NAR Existing One Family Home Sales Median Price Index” is one component of The National Association Of Realtors® Existing-Home Sales Series, which is the premier measurement of national and regional residential real estate market. On or about the 25th of each month, NAR releases statistics on sales and prices of existing single-family homes for the nation and the four regions. These figures include condos and co-ops, in addition to single-family homes. NAR Existing One Family Home Sales Median Price Index reflects current sales rates, actual totals and median prices by month going back 12 months. Annual totals cover a period of three years, which includes all existing-home sales -- single-family, condos and co-ops -- rolled into monthly and annual totals.

22. “Correlation of Monthly Returns.” Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% positive correlation. Two investments that always move in the opposite direction from each other have a correlation coefficient of -1.0; -1.0 indicates 100% negative correlation. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% non-correlation. December 31, 1988 was used as the start date with respect to the underlying data because closing levels with respect to DBLCI-TR was not available prior to December 31, 1988.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

DATA

RELATING TO THE

SHORT INDEX

DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM

DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM

The following data relates to the Short Index closing levels and various statistical measures, each of which either analyzes the Short Index closing levels data in terms of volatility, Sharpe Ratios, etc. or compares the Short Index closing levels against various relevant benchmarks. The Short Index is calculated on both an excess return and total return basis.

THE BEARISH FUND TRADES WITH A VIEW TO TRACKING THE DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM OVER TIME.

THE BEARISH FUND DOES NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM OVER TIME.

CLOSING LEVELS TABLE

DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1986[5]	100.00	100.00	0.00	0.00
1987	123.07	99.42	23.07%	23.07%
1988	122.24	105.99	-7.47%	13.88%
1989	113.97	98.33	-2.79%	10.70%
1990	128.74	109.22	14.37%	26.61%
1991	131.41	109.44	1.96%	29.10%
1992	141.41	120.25	-5.86%	21.54%
1993	129.24	119.46	0.00%	21.53%
1994	140.43	121.84	11.30%	35.26%
1995	148.76	133.74	4.64%	41.54%
1996	141.66	134.35	-4.21%	35.59%
1997	135.23	115.36	-13.47%	17.32%
1998	125.36	113.35	4.85%	23.01%
1999	123.92	109.83	-8.91%	12.05%
2000	113.78	94.09	-9.29%	1.64%
2001	102.32	91.91	-5.82%	-4.28%
2002	110.87	92.90	15.83%	10.87%
2003	130.21	109.65	17.44%	30.21%
2004	141.83	123.83	8.41%	41.16%
2005	140.46	122.29	-12.22%	23.91%
2006	134.51	124.03	6.88%	32.43%
2007	145.62	129.74	7.48%	42.33%
2008	153.28	123.41	-5.54%	34.45%
2009	149.62	123.96	6.34%	42.97%
2010	145.80	125.18	-1.22%	41.22%
2011	153.04	137.70	0.24%	41.56%
2012[6]	145.43	136.58	0.03%	41.59%

THE BEARISH FUND TRADES WITH A VIEW TO TRACKING THE

DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE

TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1986 [5]	100.00	100.00	0.00	0.00
1987	130.76	99.50	30.76%	30.76%
1988	131.84	117.08	-0.78%	29.74%
1989	137.94	116.55	5.60%	37.00%
1990	170.77	135.31	23.51%	69.21%
1991	182.61	150.65	7.70%	82.25%
1992	204.64	170.95	-2.50%	77.69%
1993	192.01	175.28	3.10%	83.19%
1994	218.80	183.73	16.20%	112.86%
1995	240.62	210.69	10.66%	135.54%
1996	241.78	228.68	0.85%	137.55%
1997	236.99	208.43	-8.89%	116.42%
1998	240.56	212.61	10.07%	138.22%
1999	240.09	217.83	-4.51%	127.49%
2000	231.10	200.46	-3.77%	118.92%
2001	220.85	202.43	-2.46%	113.52%
2002	251.42	207.52	17.75%	151.42%
2003	298.30	248.66	18.65%	198.30%
2004	329.45	284.67	9.92%	227.89%
2005	327.76	291.86	-9.38%	197.12%
2006	337.28	299.84	12.13%	233.15%
2007	381.95	327.04	12.39%	274.43%
2008	406.25	329.16	-4.22%	258.61%
2009	399.63	330.77	6.49%	281.89%
2010	389.88	334.55	-1.09%	277.72%
2011	409.50	368.32	0.29%	278.81%
2012 [6]	389.22	365.65	0.08%	279.11%

THE BEARISH FUND DOES NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE

TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 55.

All Statistics based on data from December 31, 1986 to August 31, 2012
Various Statistical Measures	DB Short Future ER7,8	DB Short Future TR8,9			Spot Index[10]
Annualized Changes to Index Level[11]	1.4%	5.3%			-0.9%
Average rolling 3 month volatility[12]	8.6%	8.6%			8.4%
Sharpe Ratio[13]	-0.45	0.01			-0.74
% of months with positive change[14]	55%	60%			46%
Average monthly positive change[15]	1.9%	2.1%			2.1%
Average monthly negative change[16]	-2.0%	-2.0%			-1.9%

Annualized Index Levels[17]	DB Short Future ER7,8	DB Short Future TR8,9			Spot Index[10]
1 yr	-6.7%	-6.6%			9.5%
3 yr	-0.1%	0.0%			1.3%
5 yr	0.8%	1.4%			0.1%
7 yr	1.3%	3.1%			-1.1%
10 yr	3.0%	4.8%			-2.7%
15 yr	1.2%	3.9%			-1.3%
Correlation of Monthly Returns (between December 31, 1988 to August 31, 2012)*, 22
	DB Short Future TR7,8	S&P 500 TR18	iBoxx US Treasuries[19]	DBLCI TR20	NAR Existing One Family Home Sales Median Price Index[21]
DB Short Future TR	1.00	0.17	0.19	0.28	-0.02
S&P 500 TR		1.00	-0.31	0.15	0.04
iBoxx US Treasuries			1.00	-0.10	-0.11
DBLCI TR				1.00	-0.01
NAR Existing One Family Home Sales Median Price Index					1.00

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

* “Correlation” is a statistical term which describes the degree to which two or more asset classes show a tendency to rise or fall in value together. Diversification of an investment portfolio among asset classes that are not correlated with each other tends to reduce overall volatility and risk in the portfolio as a whole. The hypothetical returns of DB Short Future TR have been compared with the S&P 500 TR, the iBoxx US Treasuries, the DBCLI TR and the NAR Existing One Family Home Sales Median Price Index to permit an investor to compare and contrast the degree of correlation between DB Short Future TR (which is a currency index) and indices which are commonly used to measure the performance of the equity, fixed income, commodity and real estate markets, respectively.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 55.

COMPARISON OF VARIOUS US DOLLAR INDICES

(DECEMBER 31, 1986 –AUGUST 31, 2012)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the DB Short Future-ER, DB Short Future-TR and Spot Index are indices and do not reflect actual trading or any fees or expenses.

Spot Index is calculated on an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 55.

COMPARISON OF ANNUAL RETURNS OF COMPARISON OF VARIOUS US DOLLAR INDICES

(DECEMBER 31, 1986 –AUGUST 31, 2012)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the DB Short Future-ER and Spot Index are indices and do not reflect actual trading or any fees or expenses.

Spot Index is calculated on an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 55.

NOTES AND LEGENDS:

1. “High” reflects the highest closing level of the Index during the applicable year.

2. “Low” reflects the lowest closing level of the Index during the applicable year.

3. “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4. “Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5. Closing levels as of Base Date of December 31, 1986.

6. Closing levels as of August 31, 2012.

7. “DB Short Future ER” is the Deutsche Bank Short US Dollar Index (USDX®) Futures Index – Excess ReturnTM with respect to the Short Index. The Deutsche Bank Short US Dollar Index (USDX®) Futures IndexTM is calculated on both an excess return basis and total return basis. The DB Short Future ER calculation is not funded and reflects the changes in market value over time, whether positive or negative, of the underlying DX Contracts. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

8. If a Fund’s interest income from its holdings of fixed income securities were to exceed the Fund’s fees and expenses, the total return on an investment in a Fund is expected to outperform the DB Short Future ER and underperform the DB Short Future TR (as such term is defined in the following footnote). The only difference between the DB Short Future ER and the DB Short Future TR is that the DB Short Future ER does not include interest income from a hypothetical basket of fixed income securities while the DB Short Future TR does include such a component. The difference in the changes in market value over time, whether positive or negative, in the DB Short Future ER and the DB Short Future TR is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. If a Fund’s interest income from its holdings of fixed-income securities exceeds such Fund’s fees and expenses, then the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected to track closely the DB Short Future ER. The total return on an investment in a Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, a Fund’s total return is expected to outperform the DB Short Future ER by the amount of the excess, if any, of its interest income over its fees and expenses but, as a result of such Fund’s fees and expenses, the total return on a Fund is expected to underperform the DB Short Future TR. If a Fund’s fees and expenses were to exceed such Fund’s interest income from its holdings of fixed income securities, such Fund would underperform the DB Short Future ER.

9. “DB Short Future TR” is the Deutsche Bank Short US Dollar Index (USDX®) Futures Index – Total ReturnTM with respect to the Short Index. The Deutsche Bank Short US Dollar Index (USDX®) Futures IndexTM is calculated on both an excess return basis and total return basis. The DB Short Future TR calculation is funded and reflects the changes in market value over time, whether positive or negative, of both the underlying DX Contracts and the interest income from a hypothetical basket of fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

10. “Spot Index” is the U.S. Dollar Index (USDX®), which provides a general indication of the international value of the USD by averaging the exchange rates between the USD and the six major world currencies the Spot Index Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The USDX® mark is a registered service mark owned by ICE Futures U.S., Inc.

11. “Annualized Changes to Index Level” reflects the changes of the applicable index on an annual basis as of December 31 of each applicable year.

12. “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13. “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 5.24%.

14. “% of months with positive change” during the period from inception to August 31, 2012.

15. “Average monthly positive change” during the period from inception to August 31, 2012.

16. “Average monthly negative change” during the period from inception to August 31, 2012.

17. “Annualized Index Levels” reflects the change in the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5, 7, 10 or 15 years).

18. “S&P 500 TR” is the Standard & Poor’s index calculated on a total return basis. Widely regarded as the benchmark gauge of the U.S. equities market, this index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large-cap segment of the market, with approximately 80% coverage of U.S. equities, it also serves as a proxy for the total market. The total return calculation provides investors with a price-plus-gross cash dividend return. Gross cash dividends are applied on the ex-date of the dividend.

19. “iBoxx US Treasuries” means the Markit iBoxx USD Treasuries index, a sub-index of the Markit iBoxx USD Overall index which covers all USD-denominated investment grade bonds.

20. “DBLCI-TR” is the Deutsche Bank Liquid Commodity IndexTM -- Total Return. This Index is intended to reflect the changes in notional value in the following commodities: Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each index commodity included in this index are broadly in proportion to historical levels of the world’s production and stocks of the index commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. Deutsche Bank Liquid Commodity IndexTM – Total Return is a trade mark of Deutsche Bank AG and is the subject of Community Trade Mark Number 3054996. Trade Mark applications in the United States are pending.

21. “NAR Existing One Family Home Sales Median Price Index” is one component of The National Association Of Realtors® Existing-Home Sales Series, which is the premier measurement of national and regional residential real estate market. On or about the 25th of each month, NAR releases statistics on sales and prices of existing single-family homes for the nation and the four regions. These figures include condos and co-ops, in addition to single-family homes. NAR Existing One Family Home Sales Median Price Index reflects current sales rates, actual totals and median prices by month going back 12 months. Annual totals cover a period of three years, which includes all existing-home sales -- single-family, condos and co-ops -- rolled into monthly and annual totals.

22. “Correlation of Monthly Returns.” Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% positive correlation. Two investments that always move in the opposite direction from each other have a correlation coefficient of -1.0; -1.0 indicates 100% negative correlation. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% non-correlation. December 31, 1988 was used as the start date with respect to the underlying data because closing levels with respect to DBLCI-TR was not available prior to December 31, 1988.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

DESCRIPTION OF DX CONTRACTS

DX Contracts and Potential Advantages

DX Contracts have traded on ICE Futures U.S. (formerly known as the New York Board of Trade) since 1985. DX Contracts, which are tied to the USDX®, were developed in order to enable the financial community to trade the worldwide value of the dollar through an exchange regulated marketplace.

The DX Contract is traded for 22 consecutive hours exclusively on ICE Futures U.S. from 8:00 p.m. Eastern Standard Time to 6:00 p.m. Eastern Standard Time on the next business day.

Each Fund invests in DX Contracts, which are futures contracts on the USDX®. The USDX® provides a comprehensive and continuous statistical indication of the international value of the U.S. dollar. The changes in market value over time, whether positive or negative, of DX Contracts is related to the changes of the USDX®, whether positive or negative, in the level of the U.S. dollar relative to a basket of the Index Currencies. Because the U.S. dollar serves as the world’s principal currency, movements in the value of the U.S. dollar may have a significant impact upon international trade. For example, major global commodities such as oil are priced in U.S. dollars. Changes in the strength of the U.S. dollar relative to the Index Currencies provide potential investment opportunities. An indirect investment in DX Contracts through an investment in a Fund potentially provides a solution with respect to foreign exchange risk management and may meet the needs of currency overlay managers, institutional investors and corporations. Furthermore, the Funds may also serve as investment vehicles for traders to establish a directional position with respect to the U.S. dollar.

Investing in a Fund to gain an exposure to the underlying DX Contracts may provide potential cost advantages over alternative methods of investing in foreign currency futures contracts. For example, an investor in a Fund will gain an exposure to the Index Currencies through an investment in a Fund, instead of alternatively establishing and trading corresponding positions on each Index Currency. Because the Funds do not currently invest in futures contracts on each Index Currency, the Funds potentially save the additional corresponding brokerage and execution fees and expenses.

Prior to the launch of DX Contracts, no efficient methods existed for market participants to make directional trades on the U.S. dollar. Instead, positions involving the U.S. dollar were taken against another currency on a single currency-by-currency basis, such as the Canadian dollar. Because the exchange rates associated with the U.S. dollar and the counter currency adjusted to pressures affecting both the U.S. dollar and the counter currency, the exchange rates associated with these bilateral positions tended to be more sensitive and would move more adversely than multilateral positions, even when the general direction of the U.S. dollar was correctly anticipated. Because the performance of the DX Contracts is related to the changes of the USDX®, whether positive or negative, in the level of the U.S. dollar relative to a basket of the Index Currencies, the DX Contracts avoid single currency risk. Therefore, the DX Contracts may benefit from a decrease in the amount of risk due to the diversification provided by the Index Currencies.

Because the DX Contracts’ performance reflects the performance of the U.S. dollar relative to the six Index Currencies, the DX Contracts may reflect macro trends more efficiently than foreign exchange rate products that are linked to the relationship between the dollar and other currencies individually. Although developments in a certain nation may have an important impact on one specific currency, such events may have a minimal impact on the DX Contracts, and in turn, the Funds.

Pricing of DX Contracts

The price of DX Contracts responds to short-term interest rate differentials. Furthermore, DX Contracts price in a manner consistent with the interest rate parity formula. According to the interest rate parity formula, the spot price of a foreign currency and the forward or futures price of a currency should incorporate any interest rate differentials between the two currencies. If actual exchange rates and short-term interest rates are in a state of disequilibrium under the interest rate parity formula, currency arbitrage opportunities may arise until the spot and futures prices of the relevant currencies return to a state of equilibrium by eliminating the interest rate differentials as provided under the interest rate parity formula. Because interest rates fluctuate, DX Contracts may trade at either a premium or at a discount from time to time.

INFORMATION BARRIERS BETWEEN THE

INDEX SPONSOR AND THE

MANAGING OWNER

It is Deutsche Bank’s policy that procedures are implemented to prevent the improper sharing of information between different departments of the bank. Specifically, the procedures discussed below create an information barrier between the personnel within Deutsche Bank AG London that calculate and reconstitute each Index, or the Calculation Group, and other Deutsche Bank personnel, including but not limited to the Managing Owner, those in sales and trading, external or internal fund managers and bank personnel who are involved in hedging the bank’s exposure to instruments linked to each Index, or Public Personnel, in order to prevent the improper sharing of information relating to the recomposition of each Index. Effective information barriers between the Calculation Group and Public Personnel will help ensure that Public Personnel may continue to trade in the futures contracts underlying each Index and securities linked to each Index (otherwise, restrictions might apply regarding trading on nonpublic information under the securities laws of the United States).

As such, the information barriers erected under these procedures require the Calculation Group to adhere to the following procedures:

—

The Calculation Group may not share any non-public, proprietary or confidential information concerning each Index. In particular, the Calculation Group may not release any information concerning a change in the methodology of calculating each Index or a new composition of an Index to Public Personnel or others unless and until such information has been previously published by NYSE Arca, on Reuters, or Bloomberg under the symbols UUP, UUP.IV, UUP.NV, USDUPX, UUP.SO, UUP.EU, UUP.TC, UDN, UDN.IV, UDN.NV, USDDNX, UDN.SO, UDN.EU and UDN.TC and on the websites http://www.dbfunds.db.com and https://index.db.com, or any successor thereto.

—	The Calculation Group and Public Personnel may not coordinate or seek to coordinate decision-making on the selection of each Index’s constituent instruments.
—	The Calculation Group also may not enter into any trades based on any non-public, proprietary or confidential information with respect to each Index.

These procedures supplement and do not override policies and procedures concerning information barriers otherwise adopted by Deutsche Bank AG or any of Deutsche Bank’s affiliates.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares of each Fund is used by each Fund to engage in the trading of exchange-traded futures on its corresponding Index with a view to tracking the changes, whether positive or negative, in the level of the corresponding Index over time, less the expenses of the operations of each Fund. Each Fund’s portfolio also holds United States Treasury securities and other high credit quality short-term fixed income securities for deposit with such Fund’s Commodity Broker as margin.

To the extent, if any, that a Fund trades in futures contracts on United States exchanges, the assets deposited by such Fund with its Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.

To the extent, if any, that a Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this prospectus, each Fund estimates:

(i) up to approximately 10% of the net asset value of the Fund is placed in segregated accounts in the name of such Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or United States Treasury bills to margin positions in the DX Contracts. Such funds are segregated pursuant to CFTC rules;

(ii) approximately 90% of the net asset value of the Fund is maintained in segregated accounts in the name of such Fund in bank deposits or United States Treasury and United States Government Agencies issues.

The Managing Owner, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of each Fund, including investing in United States Treasury and United States Government Agencies issues.

In addition, assets of each Fund not required to margin positions may be maintained in United States bank accounts opened in the name of such Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).

Each Fund receives 100% of the interest income earned on its fixed income assets.

CHARGES

See “Summary—Breakeven Amounts” and “Summary—‘Breakeven Table’” for additional breakeven related information.

Management Fee

Each Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of such Fund. The Management Fee is paid in consideration of the Managing Owner’s futures trading advisory services.

Organization and Offering Expenses

Expenses incurred in connection with organizing each Fund and the initial offering of its Shares were paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of its trading operations are also paid by the Managing Owner.

Organization and offering expenses relating to a Fund means those expenses incurred in connection with its formation, the qualification and registration of the Shares of such Fund and in offering, distributing and processing the Shares of such Fund under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of such Fund or the offering of the Shares of such Fund, including, but not limited to, expenses such as:

—	initial and ongoing registration fees, filing fees and taxes;

—	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the prospectus;

—	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

—	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares; and

—	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

The Managing Owner does not allocate to the Funds the indirect expenses of the Managing Owner.

The aggregate amount of the organization and offering expenses was approximately $1,289,400.

Brokerage Commissions and Fees

Each Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $10.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract, or round-turn basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect brokerage commissions and fees to exceed

0.05% of the net asset value of a Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner pays all of the routine operational, administrative and other ordinary expenses of each Fund generally, as determined by the Managing Owner including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of each Fund will be approximately 0.40% per annum of each Fund’s net asset value.

Extraordinary Fees and Expenses

Each Fund will pay all extraordinary fees and expenses, if any, as determined by the Managing Owner. Extraordinary fees and expenses (as defined in the Trust Agreement) are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Funds or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and the brokerage commissions and fees of each Fund are paid first out of interest income from each Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. Such interest income has historically been sufficient to cover the fees and expenses of each Fund. If, however, the interest income is not sufficient to cover the fees and expenses of a Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of its fixed income securities.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the Financial Industry Regulatory Authority, or FINRA, Corporate Financing Department.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Funds and the Managing Owner (a Participant Agreement). The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Funds to other investors.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Funds and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to ALPS Distributors, Invesco Distributors or the Administrator without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the Securities Act), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker dealer under the Securities Exchange Act of 1934 (the Exchange Act) and regulated by the FINRA, or is exempt from being, or otherwise is not required to be, so regulated or registered, and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of the Funds’ assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Declaration and the form of Participant Agreement for more detail. The Trust Declaration and the form of Participant Agreement are filed as exhibits to the registration statement of which this prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by 1:00 p.m., New York time. The day on which the Managing Owner receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non refundable transaction fee due for the purchase order.

Determination of required payment

The total payment required to create each Basket is the net asset value of 200,000 Shares of the applicable Fund as of the closing time of the NYSE Arca or the last to close of the exchanges on which its futures contracts are traded, whichever is later, on the purchase order date. Baskets are issued as of noon, New York time, on the Business Day immediately following the purchase order date at the applicable net asset value per Share as of the closing time of the NYSE Arca or the last to close of the exchanges on which the corresponding Fund’s futures contracts are traded, whichever is later, on the purchase order date, but only if the required payment has been timely received.

Because orders to purchase Baskets must be placed by 1:00 p.m., New York time, but the total payment required to create a Basket will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The net asset value of a Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of purchase orders

The Managing Owner may reject a purchase order if:

—	It determines that the purchase order is not in proper form;

—	The Managing Owner believes that the purchase order would have adverse tax consequences to either Fund or its Shareholders; or

—	Circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will not be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by 1:00 p.m., New York time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from a Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon, New York time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non refundable transaction fee due for the redemption order.

Determination of redemption proceeds

The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) of such Fund requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the last to close of the exchanges on which such Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at noon, New York time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

Delivery of redemption proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon, New York time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the

Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, New York time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, New York time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension or Rejection of Redemption Orders

In respect of either Fund, the Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.dbfunds.db.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE COMMODITY BROKER

A variety of executing brokers execute futures transactions on behalf of each Fund. Such executing brokers give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which serves as the clearing broker, or Commodity Broker, for each Fund. The Commodity Broker is an affiliate of Deutsche Bank AG. In its capacity as clearing broker, the Commodity Broker executes and clears each of the futures transactions of each of the Funds and performs certain administrative services for each of the Funds. Deutsche Bank Securities Inc. is also registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association in such capacity.

At any given time and in the ordinary course of their business, Deutsche Bank Securities Inc. (“DBSI”) is involved in and subject to a number of legal actions, administrative proceedings and regulatory examinations, inquiries and investigations, which, in the aggregate, are not, as of the date of this disclosure document, expected to have a material effect upon their condition, financial or otherwise, or to materially impair their ability to perform their obligation as a clearing member or in rendering services to each Fund. Except as disclosed below, there have been no administrative, civil or criminal proceedings pending, on appeal or concluded against DBSI or its principals within the five years preceding the date of this disclosure document that DBSI would deem material for purposes of Part 4 of CFTC regulations.

Tax-Related Litigation

Deutsche Bank AG (the “Bank”), along with certain affiliates, including DBSI, and current and/or former employees (collectively referred to as Deutsche Bank), have collectively been named as defendants in a number of legal proceedings brought by customers in various tax-oriented transactions. Deutsche Bank provided financial products and services to these customers, who were advised by various accounting, legal and financial advisory professionals. The customers claimed tax benefits as a result of these transactions, and the United States Internal Revenue Service (IRS) has rejected those claims. In these legal proceedings, the customers allege that the professional advisors, together with Deutsche Bank, improperly misled the customers into believing that the claimed tax benefits would be upheld by the IRS. The legal proceedings are pending in state and federal courts, and claims against Deutsche Bank are alleged under both U.S. state and federal law. Approximately 106 legal proceedings have been resolved and dismissed with prejudice with respect to Deutsche Bank. A number of other legal proceedings remain pending as against Deutsche Bank and are currently at various pre-trial stages, including discovery. Deutsche Bank has received a number of unfiled claims as well, and has resolved certain of those unfiled claims, though others remain pending against Deutsche Bank. The Bank does not expect these pending legal proceedings and unfiled claims to have a significant effect on its financial position or profitability.

Mortgage-Related and Asset Backed Securities Matters

The Bank and its affiliates, including DBSI (collectively referred to as Deutsche Bank), have received subpoenas and requests for information from certain regulators and government entities concerning its activities regarding the origination, purchase, securitization, sale and/or trading of mortgage loans, residential mortgage backed securities (RMBS), collateralized debt obligations, asset backed commercial paper and credit derivatives. Deutsche Bank is cooperating fully in response to those subpoenas and requests for information.

Deutsche Bank has been named as defendant in numerous civil litigations in various roles as issuer or underwriter in RMBS offerings. These cases include purported class action suits, actions by individual purchasers of securities, and actions by insurance companies that guaranteed payments of principal and interest for particular tranches of securities offerings. Although the allegations vary by lawsuit, these cases generally allege that the RMBS offering documents contained material misrepresentations and omissions, including with regard to the underwriting standards pursuant to which the underlying mortgage loans were issued, or assert that various representations or warranties relating to the loans were breached at the time of origination.

Deutsche Bank and several current or former employees were named as defendants in a putative class action commenced on June 27, 2008, relating to two Deutsche Bank-issued RMBS offerings. Following a mediation, the court has approved a settlement of the case.

Deutsche Bank is a defendant in putative class actions relating to its role, along with other financial institutions, as underwriter of RMBS issued by various third-parties and their affiliates including Countrywide Financial Corporation, IndyMac MBS, Inc., Novastar Mortgage Corporation, and Residential Accredit Loans, Inc. These cases are in various stages up through discovery. On March 29, 2012, the court dismissed with prejudice and without leave to replead the putative Novastar Mortgage Corporation class action, which the plaintiffs have appealed.

Deutsche Bank is a defendant in various non-class action lawsuits by alleged purchasers of, and counterparties involved in transactions relating to, RMBS, and their affiliates, including Allstate Insurance Company, Asset Management Fund, Assured Guaranty Municipal Corporation, Baverische Landesbank, Cambridge Place Investments Management Inc., the Federal Deposit Insurance Corporation (as conservator for Franklin Bank S.S.B., Citizens National Bank and Strategic Capital Bank), the Federal Home Loan Bank of Boston, the Federal

Home Loan Bank of San Francisco, the Federal Home Loan Bank of Seattle, the Federal Housing Finance Agency (as conservator for Fannie Mae and Freddie Mac), John Hancock Insurance Company, Mass Mutual Life Insurance Company, Phoenix Light SF Limited, Sealink Funding Ltd., Stichting Pensioenfonds ABP, The Charles Schwab Corporation, The Union Central Life Insurance Company, The Western and Southern Life Insurance Co. and the West Virginia Investment Management Board. These civil litigations are in various stages up through discovery.

In the actions against Deutsche Bank solely as an underwriter of other issuers’ RMBS offerings, Deutsche Bank has contractual rights to indemnification from the issuers, but those indemnity rights may in whole or in part prove effectively unenforceable where the issuers are now or may in the future be in bankruptcy or otherwise defunct.

On February 6, 2012, the United States District Court for the Southern District of New York issued an order dismissing claims brought by Dexia SA/NV and Teachers Insurance and Annuity Association of America, and their affiliates. The court dismissed some of the claims with prejudice and granted the plaintiffs leave to replead other claims.

On July 16, 2012, the Fourth Judicial District for the State of Minnesota dismissed Deutsche Bank from a litigation brought by Moneygram Payment Systems, Inc. (Moneygram) relating to investments in RMBS, collateralized debt obligations and credit-linked notes. The court further denied Moneygram’s motion for reconsideration.

A number of other entities have threatened to assert claims against Deutsche Bank in connection with various RMBS offerings and other related products, and Deutsche Bank has entered into agreements with a number of these entities to toll the relevant statute of limitations. It is possible that these potential claims may have a material impact on Deutsche Bank.

On May 3, 2011, the United States Department of Justice (USDOJ) filed a civil action against Deutsche Bank AG and MortgageIT, Inc. (MIT) in the United States District Court for the Southern District of New York. The USDOJ filed an amended complaint on August 22, 2011. The amended complaint, which asserts claims under the U.S. False Claims Act and common law, alleges that Deutsche Bank AG, DB Structured Products, Inc., MIT, and DBSI submitted false certifications to the Department of Housing and Urban Development’s Federal Housing Administration (FHA) concerning MIT’s compliance with FHA requirements for quality controls and concerning whether individual loans qualified for FHA insurance. As set forth in the amended complaint, the FHA has paid $368 million in insurance claims on mortgages that are allegedly subject to false certifications. The amended complaint seeks recovery of treble damages and indemnification of future losses on loans insured by FHA, and as set forth in the filings, the government seeks over $1 billion in damages. On September 23, 2011, the defendants filed a motion to dismiss the amended complaint. Following a hearing on December 21, 2011, the court granted the USDOJ leave to file a second amended complaint. On May 10, 2012, Deutsche Bank settled this litigation with the USDOJ for $202.3 million.

On May 8, 2012, Deutsche Bank reached a settlement with Assured Guaranty Municipal Corporation (Assured) regarding claims on certain RMBS issued and underwritten by Deutsche Bank that are covered by financial guaranty insurance provided by Assured. Pursuant to this settlement, Deutsche Bank made a payment of $166 million and agreed to participate in a loss share arrangement to cover a percentage of Assured’s future losses on certain RMBS issued by Deutsche Bank. All of Deutsche Bank’s currently expected payments pursuant to this settlement were provisioned in previous quarters. This settlement resolves two litigations with Assured relating to financial guaranty insurance and limits claims in a third litigation where all the underlying mortgage collateral was originated by Greenpoint Mortgage Funding, Inc. (a subsidiary of Capital One), which is required to indemnify Deutsche Bank.

Auction Rate Securities

The Bank and DBSI, including a division of DBSI, have been named as defendants in 21 individual actions asserting various claims under the federal securities laws and state common law arising out of the sale of auction rate securities (ARS). Of those 21 actions, four are pending and 17 have been resolved and dismissed with prejudice. The Bank and DBSI were the subjects of a putative class action, filed in the United States District Court for the Southern District of New York, asserting various claims under the federal securities laws on behalf of all persons or entities who purchased and continue to hold ARS offered for sale by the Bank and DBSI between March 17, 2003 and February 13, 2008. In December 2010, the court dismissed the putative class action with prejudice. After initially filing a notice of appeal, the plaintiff voluntarily withdrew and dismissed the appeal in December 2011. The Bank was also named as a defendant, along with ten other financial institutions, in two putative class actions, filed in the United States District Court for the Southern District of New York, asserting violations of the antitrust laws. The putative class actions allege that the defendants conspired to artificially support and then, in February 2008, restrain the ARS market. On or about January 26, 2010, the court dismissed the two putative class actions. The plaintiffs have filed appeals of the dismissals.

Trust Preferred Securities

The Bank and certain of its affiliates and officers, including DBSI, are the subject of a consolidated putative class action, filed in the United States District Court for the Southern District of New York, asserting claims under the federal securities laws on behalf of persons who purchased certain trust preferred securities issued by Deutsche Bank and its affiliates between October 2006 and May 2008. Claims are asserted under sections 11, 12(a)(2), and 15 of the Securities Act of

1933. An amended and consolidated class action complaint was filed on January 25, 2010. On August 19, 2011, the court granted in part and denied in part the defendants’ motion to dismiss. Defendants have moved for reconsideration of the portion of the decision denying the motion to dismiss. On September 20, 2011, plaintiffs filed a second amended complaint, which no longer includes claims based on the October 2006 issuance of securities.

Additional or replacement Commodity Brokers may be appointed in respect of a Fund in the future.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Funds.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of a Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Funds, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Funds consistent with its or their respective fiduciary duties to the Funds and others.

Relationship of the Managing Owner to the Commodity Broker

The Managing Owner and the Commodity Broker are indirect wholly owned subsidiaries of Deutsche Bank AG. The Commodity Broker receives a brokerage commission for futures interests transactions effected for each Fund. Customers of the Commodity Broker who maintain commodity and foreign exchange trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Funds.

The Managing Owner has a disincentive to replace the Commodity Broker as the Funds’ broker because it is an affiliate of the Managing Owner. In connection with this conflict of interest, Shareholders should understand that the Commodity Broker receives a round-turn brokerage fee from each of the Funds for serving as such Funds’ commodity broker. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Managing Owner and the Commodity Broker may, from time-to-time, have conflicting demands in respect of their obligations to the Funds and to the Funds and, in the future, to other commodity pools and accounts. It is possible that future pools that the Managing Owner may become involved with may generate larger brokerage commissions, resulting in increased payments to employees.

There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.

The Commodity Broker

The Commodity Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to each Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of each Fund or may compete with each Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for each Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for a Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over a Fund with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas each Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to such Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of a Fund.

Proprietary Trading/Other Clients

The Managing Owner does not trade for its own account.

Because the principals of the Managing Owner may trade for their own personal trading accounts (subject to certain internal Deutsche Bank employee trading policies and procedures) at the same time that they are managing the account of each Fund, prospective investors should be aware that the activities of the principals of the Managing Owner, subject to their fiduciary duties, may, from time-to-time, result in taking positions in their personal trading accounts which are opposite of the positions taken for a Fund. Records of the Managing Owner principals’ personal trading accounts will not be available for inspection by Shareholders.

The Commodity Broker and its affiliates may trade in the commodity and foreign exchange markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by a Fund or may compete with a Fund for positions in the marketplace. Such trading may create conflicts of interest in respect of their obligations to each Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Commodity Broker principals may trade for their own personal trading accounts (subject to certain internal Deutsche Bank trading policies and procedures with respect to both the Commodity Broker and its principals) at the same time that the Managing Owner is managing the account of each Fund, prospective investors should be aware that such persons may from time-to-time take positions in their proprietary accounts which are opposite of the positions taken for a Fund. Records of the Commodity Broker principals’ personal trading accounts will not be available for inspection by Shareholders.

DESCRIPTION OF THE SHARES; THE

FUNDS; CERTAIN MATERIAL TERMS OF

THE TRUST DECLARATION

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, each Fund, and the respective responsibilities of the Trustee and the Managing Owner concerning the Trust and the material terms of the Trust Declaration. Prospective investors should carefully review the Form of Trust Declaration filed as an exhibit to the registration statement of which this prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Declaration.

Description of the Shares

Each Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund. The Shares of each Fund are listed on the NYSE Arca under the following symbols: PowerShares DB US Dollar Index Bullish Fund – UUP and PowerShares DB US Dollar Index Bearish Fund – UDN.

The Shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 200,000 Shares, or Baskets. Individual Shares may not be purchased from each Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from each Fund or redeem Shares or Baskets.

Principal Office; Location of Records

The Trust is organized in two separate series as a statutory trust under the Delaware Statutory Trust Act. The Trust is managed by the Managing Owner, whose office is located at 60 Wall Street, New York, New York 10005, telephone: (212) 250- 5883.

The books and records of each Fund are maintained as follows: all marketing materials are maintained at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577; Basket creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-7500. All other books and records of each Fund (including minute books and other general corporate records, trading records and related reports and other items received from each Fund’s Commodity Brokers) are maintained at each Fund’s principal office, c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005; telephone number (212) 250-5883.

The books and records of each Fund are located at the foregoing addresses and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders of such Fund or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Fund during regular business hours as provided in the Trust Declaration. The Managing Owner will maintain and preserve the books and records of each Fund for a period of not less than six years.

The Funds

The Trust is formed and is operated in a manner such that each Fund is liable only for obligations attributable to such Fund and Shareholders of a Fund are not subject to the losses or liabilities of the other Fund. If any creditor or Shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder would only be able to recover money from that particular Fund and its assets and from the Managing Owner and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund and against the Managing Owner and its assets, and not against the other Fund or the Trust generally or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series are enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, either Fund or the Managing Owner on behalf of the Trust or either Fund, has acknowledged and consented in writing to:

—	the Inter-Series Limitation on Liability with respect to such party’s Claims;

—

voluntarily reduce the priority of its Claims against the Funds or their respective assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Funds or their respective assets, except that Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of the other Fund or the Trust generally) equal to the treatment received by all other creditors and Shareholders that dealt with such Fund; and

—

a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or either Fund.

No special custody arrangements are applicable to a Fund, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of each Trust and Fund to the Managing Owner.

Although Shares in a Fund need not carry any voting rights, the Trust Declaration gives Shareholders of each Fund voting rights in respect of the business and affairs of such Fund comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust and each Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust and each Fund are limited to its express obligations under the Trust Declaration.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Declaration.

The Trustee serves as the sole trustee of the Trust in the State of Delaware. The Trustee will accept service of legal process on the Trust and the Funds in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Shareholders of either Fund. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trust Declaration provides that the Trustee is compensated by each Fund, a appropriate, and is indemnified by each Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Declaration, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Declaration.

Under the Trust Declaration, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Funds and the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day to day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Declaration. In the course of its management of the business and affairs of the Funds and the Trust, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Funds or the Trust, as appropriate.

Because the Trustee has delegated substantially all of its authority over the operation of the Funds and the Trust to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

The sections “Performance of PowerShares DB US Dollar Index Bullish Fund” and “Performance of PowerShares DB US Dollar Index Bearish Fund” on page 32 include the performance of the offered pools.

The Managing Owner

Background and Principals

DB Commodity Services LLC, a Delaware limited liability company, is the Managing Owner of the Trust and each Fund. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Trust and each Fund. The Managing Owner has been registered with the CFTC as a commodity pool operator and commodity trading advisor since June 7, 2005 and has been a member of the NFA since June 16, 2005. Its principal place of business is 60 Wall Street, New York, New York 10005, telephone number (212) 250-5883. The Managing Owner is a wholly-owned subsidiary of DB U.S. Financial Markets Holding Corporation, which is a wholly-owned, indirect subsidiary of Deutsche Bank AG. DB U.S. Financial Markets Holding Corporation has been a principal of the Managing Owner since May 31, 2005. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Trust and each Fund.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

Principals

The following principals serve in the below capacities on behalf of the Managing Owner:

Name	Capacity

Martin Kremenstein	Chief Executive Officer, Chief Investment Officer and Director

Alex Depetris	Chief Operating Officer and Director

Michael Gilligan	Chief Financial Officer and Director

DB U.S. Financial Markets Holding Corporation is also a principal of the Managing Owner.

The Managing Owner is managed by a Board of Managers. The Board of Managers is comprised of Messrs. Kremenstein, Depetris and Gilligan.

The Managing Owner has designated Messrs. Kremenstein and Depetris as the trading principals of the Fund.

Martin Kremenstein joined Deutsche Bank AG, a large international financial institution, in August 2006, and serves as a Director in the DBX Group with responsibility for providing cross-asset investment solutions in the Americas. The DBX Group is the team that structures and manages exchange-traded products. Mr. Kremenstein serves as the Chief Executive Officer, Chief Investment Officer and Director of the Managing Owner. Mr. Kremenstein has been a principal and associated person of the Managing Owner since November 1,

2006 and November 3, 2006, respectively, and an associate member of the NFA since November 3, 2006. Prior to joining Deutsche Bank, Mr. Kremenstein worked for JPMorgan Chase, a large international financial institution, from September 1998 to August 2006, initially in London and then, from June 2003, in New York. Mr. Kremenstein received his B.A. from the University of Leeds in 1998.

Alex Depetris joined Deutsche Bank AG, a large international financial institution, in June 2008 and serves as a Director in the DBX Group with responsibility for providing cross-asset investment solutions in the Americas. The DBX Group is the team that structures and manages exchange-traded products. Mr. Depetris serves as Chief Operating Officer and Director of the Managing Owner and is responsible for its general oversight and strategy. From June 9, 2008 to January 31, 2012, Mr. Depetris served as a Vice President of the Managing Owner and was responsible for the daily oversight of the Managing Owner. Mr. Depetris has been a principal and associated person of the Managing Owner since April 13, 2009 and June 17, 2009, respectively, and an associate member of the NFA since June 17, 2009. From December 2006 to May 2008, Mr. Depetris was an associate with the law firm of Arnold & Porter LLP in New York, and prior to that he was an associate with the law firm Sullivan & Worcester LLP in Boston, Massachusetts from September 2005 through November 2006. Mr. Depetris received his J.D. from Boston University School of Law in 2005 and his Bachelors of Science in Finance from University of Maryland, College Park in 2002.

Michael Gilligan joined Deutsche Bank AG, a large international financial institution, in March 2008 and is a Director in the Finance Group. Mr. Gilligan serves as a principal and Chief Financial Officer of the Managing Owner. Mr. Gilligan also serves as a Director of the Managing Owner. Mr. Gilligan has been a principal of the Managing Owner since April 29, 2008. Prior to joining Deutsche Bank, Mr. Gilligan worked for Credit Suisse, a large international financial institution, from September 1998 to March 2008 and held a number of positions in finance, including Controller of their residential and commercial real estate business; immediately prior to joining Deutsche Bank, Mr. Gilligan was the Chief Operating Officer of the Americas Credit Trading Group, a business group within Credit Suisse, from May 2007 to March 2008 with responsibility for the U.S. High Grade bond trading and Emerging Markets credit trading desks and his duties included business planning and management.

Mr. Gilligan is a Chartered Accountant and received his Bachelors of Science in Management from Trinity College in 1989 and his Post Graduate Diploma in Professional Accounting from University College Dublin in 1990.

DB U.S. Financial Markets Holding Corporation, which is a wholly owned, indirect subsidiary of Deutsche Bank AG, has been a principal of the Managing Owner since May 31, 2005.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Trust and each Fund.

As managing owner of the Trust and each Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust and each Fund, consistent with the terms of the Trust Declaration. A form of the Trust Declaration is filed as an exhibit to the registration statement of which this prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Trust and each Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust and each Fund, as set forth herein and in the Trust Declaration (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Declaration provide that the Managing Owner and its affiliates shall have no liability to the Trust and each Fund or to any Shareholder for any loss suffered by the Trust and each Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund, as applicable, and such course of conduct did not constitute negligence or misconduct by the Managing Owner Related Parties. The Trust and each Fund have agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Trust and each Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund.

Under Delaware law, a beneficial owner of a business trust (such as a Shareholder of each Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the Managing Owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Trust and each Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this prospectus is to disclose to all prospective

Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Funds. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

The Managing Owner has made and expects to maintain an aggregate investment of $1,000 in each Fund. As of the date of this prospectus, principals of the Managing Owner own less than 1% of the Shares of each Fund.

Manag ement; Voting by Shareholders

The Shareholders of each Fund take no part in the management or control, and have no voice in the operations or the business of the Trust or such Fund. Shareholders, voting together as a single series, may, however, remove and replace the Managing Owner as the managing owner of the Trust and all of the Funds, and may amend the Trust Declaration of the Trust, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Trust and each of the Funds. The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in each Fund and the Trust are non-voting.

The Managing Owner has the right unilaterally to amend the Trust Declaration as it applies to either Fund provided that any such amendment is for the benefit of and not adverse to the Shareholders of such Fund or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “business trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Declaration provides that no written obligation may be undertaken by any Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, each Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of each Fund and will use its assets to satisfy any such liability before such liability would be enforced against any Shareholder individually.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders of each Fund agree in the Trust Declaration that they will indemnify such Fund for any harm suffered by it as a result of

—	Shareholders’ actions unrelated to the business of such Fund, or

—	taxes separately imposed on the Fund by any state, local or foreign taxing authority.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders of a Fund indemnifying such Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of a Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares of each Fund trade on the NYSE Arca and provide institutional and retail investors with direct access to each Fund. Each Fund trades with a view of tracking either the Long Index or the Short Index, as applicable, over time, less expenses. Each Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust’s Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of each Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust and each Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.dbfunds.db.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

The Managing Owner will notify Shareholders of any change in the fees paid by the Trust or of any material changes to either Fund by filing with the SEC a supplement to this prospectus and a Form 8-K, which will be publicly available at http://www.sec.gov and at the Managing Owner’s website at http://www.dbfunds.db.com. Any such notification will include a description of Shareholders’ voting rights.

Net Asset Value

Net asset value, in respect of a Fund, means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized profit or loss on open futures contracts, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. All open futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, will be based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The Managing Owner may in its discretion (and under circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of a Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on any Fund’s foreign exchange futures brokerage account will be accrued at least monthly. The amount of any distribution will be a liability of such Fund from the day when the distribution is declared until it is paid.

Net asset value per Share is the net asset value of a Fund divided by the number of its outstanding Shares.

Termination Events

The Trust, or, as the case may be, any Fund, will dissolve at any time upon the happening of any of the following events:

—	The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of a Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Trust and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value of each Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all Shareholders of the Funds shall be bound thereby and continue as Shareholders of series of the reconstituted trust.

—	The occurrence of any event which would make unlawful the continued existence of the Trust or a Fund, as the case may be.

—

In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated).

—	The Trust or a Fund, as the case may be, becomes insolvent or bankrupt.

—

The Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

—

The determination of the Managing Owner that the aggregate net assets of a Fund in relation to the operating expenses of such Fund make it unreasonable or imprudent to continue the business of such Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate net asset value of the Trust as of the close of business on any business day declines below $10 million.

—	The Trust or either Fund is required to be registered as an investment company under the Investment Company Act of 1940.

—	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

DISTRIBUTIONS

The Managing Owner has discretionary authority over all distributions made by each Fund. To the extent that a Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains. Depending on the applicable Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR

The Trust, on behalf of each Fund, has appointed The Bank of New York Mellon as the administrator of each Fund and has entered into an Administration Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of each Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

The Administrator retains, separately for each Fund, certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-7500.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Administrator’s monthly fees of up to 0.05% per annum are paid on behalf of each Fund by the Managing Owner out of each Fund’s Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Administrator also receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by any Fund.

The Trust retains the services of one or more additional service providers to assist with certain tax reporting requirements of each Fund and the Shareholders of each Fund.

ALPS DISTRIBUTORS, INC.

The Managing Owner and the Trust, on behalf of each Fund, has appointed ALPS Distributors, Inc. or ALPS Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact ALPS Distributors toll free in the U.S. at (877) 369-4617.

ALPS Distributors retains all marketing materials separately for each Fund at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The Managing Owner, out of the relevant Management Fee, pays ALPS Distributors for performing its duties on behalf of each Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services to such Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers. ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed end, hedge and exchange traded funds. ALPS Fund Services, Inc. and its affiliates provide fund administration services to funds with assets in excess of $35 billion. ALPS Distributors provides distribution services to funds with assets of more than $333 billion.

ALPS Distributors, Inc. provides distribution services to the Funds. Certain marketing services may be provided for each Fund by Invesco Distributors, Inc. or

PowerShares Capital Management, LLC. This assistance includes the licensing of the PowerShares® registered service mark to the Managing Owner for use with each Fund. PowerShares® is a registered service mark of PowerShares Capital Management LLC. PowerShares Capital Management LLC is not a sponsor or promoter of any of the Funds and has no responsibility for the performance of any of the Funds or the decisions made or actions taken by the Managing Owner.

“800” Number for Investors

Investors may contact Invesco PowerShares Capital Management LLC toll free in the U.S. at (800) 983-0903.

INVESCO DISTRIBUTORS, INC.

Through a marketing agreement between the Managing Owner and Invesco Distributors, Inc., or Invesco Distributors, an affiliate of Invesco PowerShares Capital Management LLC, or Invesco PowerShares, the Managing Owner, on behalf of each Fund, has appointed Invesco Distributors as a marketing agent. Invesco Distributors assists the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding each Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating each Fund’s name, characteristics, uses, benefits, and risks, consistent with this prospectus. Invesco Distributors will not open or maintain customer accounts or handle orders for each Fund. Invesco Distributors engages in public seminars, road shows, conferences, media interviews, and distribute sales literature and other communications (including electronic media) regarding the Funds.

Invesco Distributors is an indirect and wholly-owned subsidiary of Invesco Ltd. Invesco Ltd. is a leading independent global investment manager operating under the AIM, Atlantic Trust, Invesco, Perpetual, PowerShares, Invesco Canada and WL Ross brands.

The Managing Owner, out of the relevant Management Fee, pays Invesco Distributors for performing its duties on behalf of each Fund.

THE SECURITIES DEPOSITORY; BOOK-

ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Trustee and the Managing Owner on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares of each Fund by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares of such Fund constituting a Basket.

MATERIAL CONTRACTS

Brokerage Agreement

The Commodity Broker and the Trust (on behalf of each Fund) entered into a brokerage agreement with respect to each Fund, each a Brokerage Agreement. As a result the Commodity Broker:

—	acts as the clearing broker;

—	acts as custodian of each Fund’s assets; and

—	performs such other services for each Fund as the Managing Owner may from time-to-time request.

As clearing broker for each Fund, the Commodity Broker receives orders for trades from the Managing Owner.

Confirmations of all executed trades are given to each Fund by the Commodity Broker. Each Brokerage Agreement incorporates the Commodity Broker’s standard customer agreements and related documents, which generally include provisions that:

—	all funds, futures and open or cash positions carried for each Fund are held as security for each respective Fund’s obligations to the Commodity Broker;

—	the margins required to initiate or maintain open positions are as from time-to-time established by the Commodity Broker and may exceed exchange minimum levels; and

—	the Commodity Broker may close out positions, purchase futures or cancel orders at any time it deems necessary for its protection, without the consent of the Trust, on behalf of any Fund.

As custodian of each Fund’s assets, the Commodity Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Trust on behalf of each Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of each Fund.

Administrative functions provided by the Commodity Broker to each Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as a Brokerage Agreement between the Commodity Broker and the Trust, on behalf of each Fund, is in effect, the Commodity Broker will not charge any Fund a fee for any of the services it has agreed to perform, except for the agreed upon brokerage fee.

Each Brokerage Agreement is not exclusive and runs for successive one year terms to be renewed automatically each year unless terminated. The Brokerage Agreement is terminable by the Trust, on behalf of each Fund, or the Commodity Broker without penalty upon thirty (30) days’ prior written notice (unless where certain events of default occur or there is a material adverse change to a Fund’s financial position, in which case only prior written notice is required to terminate the Brokerage Agreement).

Each Brokerage Agreement provides that neither the Commodity Broker nor any of its managing directors, officers, employees or affiliates will be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by the Trust or each Fund other than as a result of the Commodity Broker’s gross negligence or reckless or intentional misconduct or breach of such agreement.

Administration Agreement

Pursuant to the Administration Agreement among the Trust, on behalf of itself and on behalf of each of the Funds, and the Administrator, the Administrator performs or supervises the performance of services necessary for the operation and administration of each Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement with respect to a Fund upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Trust or any Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Trust, the Funds, or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.

Subject to limitations, the Trust and/or each of the Funds will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Trust or any Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the registration statement or prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for any Fund, or arising out of transactions or other activities of any Fund which occurred prior to the commencement of the Administration Agreement; provided, that neither the Trust nor any Fund will indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of each of the Trust, each Fund and their respective successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Trust and/or each Fund will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of the Trust, on behalf of a Fund, or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for the Trust or any Fund or its own counsel; (iv) any improper use by the Trust or any Fund or their respective agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by any Fund.

Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Trust, on behalf of each of their respective Funds or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify any Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to any Fund; (b) the taxable nature or effect on any Fund or their shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by each

Fund to their respective shareholders; or (d) the effect under any federal, state, or foreign income tax laws of each Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement

The Bank of New York Mellon serves as each Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between the Trust, on its own behalf and behalf of each Fund, and the Custodian, or Custody Agreement, the Custodian serves as custodian of all securities and cash at any time delivered to Custodian by each respective Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and maintains one or more securities accounts and cash accounts for each Fund pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of each Fund.

The Trust, on behalf of each Fund, independently, and the Custodian may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Upon termination thereof, the applicable Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Trust, on behalf of each Fund, gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Trust, on behalf of each Fund, such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against the Trust or any Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by the Trust or any Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to the Trust or any Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Trust or any Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Trust, on behalf of each Fund, as applicable, will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of each Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of each Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Trust, on its own behalf and on behalf of each Fund, will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by any Fund; provided however, that the Trust, on its own behalf and on behalf of each Fund, as applicable, will not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity will be a continuing obligation of the Trust, on its own behalf and on behalf of each Fund, as applicable, their successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York Mellon serves as each Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Trust, on its own behalf and on behalf of each Fund, and the Transfer Agent, the Transfer Agent serves as each Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to a specific Fund) at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

—

Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Trust, on behalf of each Fund, its obligations to compensate the Transfer Agent, provided that the non breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

—

Each Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Trust or any Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Trust.

The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and the Trust or each applicable Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:

—

All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

—	The Trust’s or the respective Fund’s gross negligence or willful misconduct.

—	The breach of any representation or warranty of the Trust thereunder.

—

The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust, on its own behalf or on behalf of any Fund or any other person or firm on behalf of the Trust or a Fund including but not limited to any previous transfer agent or registrar.

—	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Trust, on its own behalf and on behalf of each Fund.

—

The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Distribution Services Agreement

ALPS Distributors provides certain distribution services to each Fund. Pursuant to the Distribution Services Agreement between the Trust, as amended from time to time, with respect to each Fund, and ALPS Distributors, ALPS Distributors assists the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials.

The date of the Distribution Services Agreement is the effective date and such Agreement will continue until two years from such date and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Managing Owner with respect to each Fund or (ii) otherwise as provided under the Distribution Services Agreement. The Distribution Services Agreement is terminable without penalty on sixty days’ written notice by the Managing Owner of each Fund (with respect to any individual Fund) or by ALPS Distributors. The Distribution Services Agreement will automatically terminate in the event of its assignment.

Pursuant to the Distribution Services Agreement, each Fund will indemnify ALPS Distributors as follows:

Each Fund indemnifies and holds harmless ALPS Distributors and each of its directors and officers and each person, if any, who controls ALPS Distributors within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expenses and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, statement of additional information, Shareholder reports or other information filed or made public by each respective Fund (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the Securities Act or any other statute or the common law. However, the Funds do not indemnify ALPS Distributors or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to each respective Fund by or on behalf of ALPS Distributors. In no case

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is the indemnity of each Fund in favor of ALPS Distributors or any person indemnified to be deemed to protect ALPS Distributors or any person against any liability to each Fund or its security holders to which ALPS Distributors or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Services Agreement, or

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is any Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against ALPS Distributors or any person indemnified unless ALPS Distributors or the person, as the case may be, will have notified the applicable Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims will have been served upon ALPS Distributors or any such person (or after ALPS Distributors or such person will have received notice of service on any designated agent).

However, failure to notify each Fund of any claim will not relieve each Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement described herein. Each Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if any Fund elects to assume the defense, the defense will be conducted by counsel chosen by such Fund. In the event any Fund elects to assume the defense of any suit and retain counsel, ALPS Distributors, officers or directors or controlling person(s), defendant(s) in the suit, will bear the fees and expenses of any additional counsel retained by them. If no Fund elects to assume the defense of any suit, it will reimburse ALPS Distributors, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. Each Fund agrees to notify ALPS Distributors promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

Marketing Agreement

Invesco Distributors provides certain marketing services to each Fund. Pursuant to the Marketing Agreement, as amended from time-to-time, between the Managing Owner on behalf of each Fund, Deutsche Bank AG, London Branch and Invesco Distributors, Invesco Distributors assists the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding each Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating each Fund’s name, characteristics, uses, benefits, and risks, consistent with this prospectus. Invesco Distributors does not open or maintain customer accounts or handle orders for the Funds. Invesco Distributors engages in public seminars, road shows, conferences, media interviews and distribute sales literature and other communications (including electronic media) regarding each Fund.

The effective date of the Marketing Agreement was on or about November 9, 2009 and such Marketing Agreement will continue until terminated. The Marketing Agreement is terminable upon written notice by the Managing Owner of each Fund (with respect to any individual Fund) or by Invesco Distributors. The Marketing Agreement may be terminated upon 30 days’ prior written notice for cause as provided under the Marketing Agreement or upon 90 days’ prior written notice as provided under the Marketing Agreement.

The Marketing Agreement may not be assigned without the prior written consent of the other party to the Marketing Agreement.

Pursuant to the Marketing Agreement, each party will indemnify and hold harmless the other parties against all losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any claim, demand, action or suit arising out of or in connection with the indemnifying party’s failure to comply with applicable laws, rules and regulations in connection with performing its obligations; negligence or willful misconduct in carrying out its duties and responsibilities; or material breach of the terms of the Marketing Agreement. The indemnities granted by the parties will survive the termination of the Marketing Agreement. Additionally, the Managing Owner and Deutsche Bank AG, London Branch will indemnify Invesco Distributors and hold Invesco Distributors harmless from any losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any claim, demand, action or suit arising out of or in connection with any product sales materials relating to each Fund provided by the Managing Owner to Invesco Distributors.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

—	dealers in securities, commodities or currencies;

—	financial institutions;

—	regulated investment companies, or RICs, other than the status of the Funds as qualified publicly traded partnerships, or qualified PTPs, within the meaning of the Code;

—	real estate investment trusts;

—	tax-exempt organizations;

—	insurance companies;

—	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

—	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

—	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

—	an individual citizen or resident of the United States;

—	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

—	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service, or the IRS, or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of items of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Funds

Under current law and assuming full compliance with the terms of the Trust Declaration and applicable law (and other relevant documents), in the opinion of Sidley Austin LLP, each of the Funds will be classified as a partnership for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, each of the Funds will not be a taxable entity for U.S. federal income tax purposes and each of the Funds will not incur U.S. federal income tax liability.

Special Rules for Publicly Traded Partnerships

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as each Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The DX Contracts held by a Fund are regulated as commodities and are traded on a commodities exchange, and, although there is no specific authority directly addressing the issue, such contracts should be treated as futures contracts with respect to commodities under Section 7704(d) of the Code. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that a Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of either Fund for U.S. federal income tax purposes or whether either Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether a Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, each Fund’s Managing Owner will use its best efforts to cause each Fund to operate in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If a Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on the Fund’s tax return rather than being passed through to the Shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if a Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares of the Fund.

The discussion below is based on Sidley Austin LLP’s opinion that each of the Funds will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder in a Fund will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. Each Fund’s taxable year will end on December 31 unless otherwise required by law. Each Fund will use the accrual method of accounting.

Shareholders will take into account their respective shares of ordinary income realized by the Fund from accruals of interest on U.S. Treasury bills, or T-Bills, held in the Fund’s portfolio. Each Fund may hold T-Bills or other debt instruments with “acquisition discount” or “original issue discount”, in which case Shareholders will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire debt instruments with “market discount.” Upon disposition of such obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders in the Fund will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund.

It is expected that the DX Contracts held by the Funds will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. Section 1256 Contracts held by the Funds at the end of a taxable year of the Funds will be treated for U.S.

federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

In addition to the DX Contracts, a Fund may also invest in other futures contracts, forward agreements, swaps or other OTC derivatives as described above under “Investment Objectives of the Funds”. A Fund’s investment in these other futures contracts, forward agreements, swaps or other OTC derivatives may have various tax consequences, requiring Shareholders in such Fund to recognize ordinary income or loss or capital gain or loss. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential investors should consult their tax advisors regarding an investment in the Funds.

Allocation of the Funds’ Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items will be determined by the Trust Declaration, unless an allocation under either agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations” and “—Section 754 Election,” the allocations pursuant to the Trust Declaration should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the Fund.

If the allocations provided by the Trust Declaration were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Trust Declaration could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, loss, deduction and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders.

Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations

In general, each Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders of such Fund in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated items of income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement. If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Treasury Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention was sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise each Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of a Fund’s items of income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or reverse Section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse Section 704(c) allocations. More specifically, each Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the average price of the corresponding Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Treasury Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Treasury Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders of the Fund. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

Each Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by a Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs, each Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a Shareholder may have adverse tax consequences.

In order to make the basis adjustments permitted by Section 754, each Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. Each Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of the beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that any Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that any Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares and its interest in the inside basis in the Fund’s assets.

Constructive Termination

A Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of a Fund’s taxable year for all Shareholders in the Fund. In the case of a Shareholder reporting on a taxable year other than the taxable year used by a Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a Shareholder only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “— Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “— Disposition of Shares” below).

Creation and Redemption of Share Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If a Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund and such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Fund Shares

A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

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In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

—	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

—	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to the U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees each Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. Each of the Funds has made a Section 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Treasury Regulations, income or loss from a Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders of a Fund will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Reporting by each Fund to its Shareholders

Each Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from T-Bills, short-term and long-term capital gain or loss with respect to the DX Contracts, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares of a Fund, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and the other information and forms as may be reasonably requested by the Fund for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Funds, it is not certain that the IRS will agree with the manner in which tax reporting by the Funds will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Treasury Regulations could alter the manner in which tax reporting by the Funds and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner has been appointed the “tax matters partner” of each Fund for all purposes of the Code. The tax matters partner, which is required by the Trust Declaration to notify all U.S. Shareholders of any U.S. federal income tax audit of any Fund, has the authority under the Trust Declaration to conduct any IRS audits of each Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner has the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of a Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of a Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Non-U.S. Shareholders

Each of the Funds will conduct its activities in such a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares of a Fund. A non-U.S. Shareholder’s share of the interest income realized by a Fund on its holdings of T-Bills will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares of a Fund or on the non-U.S. Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the non-U.S. Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the non-U.S. Shareholder’s distributive share of gains if the non-U.S. Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares of a Fund) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

A RIC that invests in Shares of a Fund will be treated as owning a proportionate share of the Fund’s assets and will take into account its allocable share of a Fund’s items of income, gain, loss, and deduction when testing the various compliance requirements specifically applicable to RICs. Neither Fund will meet the definition of a qualified PTP. However, under current interpretation of the RIC qualification rules, a RIC’s allocable share of income from a

Fund’s DX Contracts and interest income from its investment in debt obligations are treated as qualifying income. Because neither Fund is a qualified PTP, a RIC’s investment in the Shares of a Fund will not be counted against the 25 percent limit on a RIC’s permitted investment in securities issued by qualified PTPs, and a RIC need not limit its investment in Shares provided it otherwise can satisfy the RIC qualification requirements. The U.S. Treasury has specific statutory authority (granted in 1987) to promulgate Treasury Regulations excluding from the definition of qualifying income foreign currency gains which are not directly related to a RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities), although to date no such Treasury Regulations have been issued or proposed. For this reason, there are some RICs which do not invest in foreign currencies except as a way to hedge risk for investments which may be denominated in or affected by certain foreign currency fluctuations. At least one RIC has obtained a private ruling from the IRS that gains on its derivative investments used to obtain exposure to foreign currencies would constitute qualifying income under current law. RIC investors that have not sought their own rulings on the issue face a risk that future Treasury Regulations will recharacterize foreign currency gains received by them as nonqualifying income and be retroactive in application. A prospective RIC investor is encouraged to consult a tax adviser regarding the treatment of its investment in Shares of a Fund under the current tax rules.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as a Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by a Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. None of the Funds will borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares of a Fund will not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. Each Fund may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

Neither Fund should be subject to the New York City unincorporated business tax because such tax is not imposed on an entity that is primarily engaged in the purchase and sale of financial instruments and securities for its “own account.” By reason of a similar “own account” exemption, it is also expected that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by any Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in any Fund. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because each Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in a Fund, unless certain exemptions apply. However, pursuant to applicable regulations, non-New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax should not be subject to these taxes solely by reason of investing in shares based on qualification of a Fund as a “portfolio investment partnership” under applicable rules. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Backup Withholding

Each Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate Shareholders that do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

HIRE Act

The Hiring Incentives to Restore Employment Act (the “HIRE Act”) will (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) impose a 30% withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of the HIRE Act on an investment in a Fund.

Medicare Tax

Other recently enacted legislation will impose a 3.8% tax on the net investment income (as defined in the Code) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2012. U.S. Shareholders are encouraged to consult with their own advisors regarding the possible implications of this legislation on an investment in a Fund.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

PURCHASES BY EMPLOYEE

BENEFIT PLANS

Although there can be no assurance that an investment in a Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations— ‘Tax-Exempt Organizations’” at page 91. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of a Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit–sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, including the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the governing documents of the Plan.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NEITHER FUND IS

INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” (the “Insignificant Participation Exception”), or certain other exceptions apply.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares of each Fund should be considered to be publicly-offered securities. First, the Shares are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares were timely registered under the Securities Exchange Act of 1934. Second, it appears that the Shares are freely transferable because the Shares of the Fund may be freely bought and sold on the NYSE Arca like any other exchange-listed security. Third, the Shares of each Fund have been owned by at least 100 investors independent of such Fund and of each other from the date the Shares were first sold. Therefore, the underlying assets of each Fund should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker, the Administrator, ALPS Distributors, Inc., Invesco Distributors, Inc., the Trustee, the Index Sponsor, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in a Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN A FUND IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Authorized Participants

Each Fund issues Shares in Baskets to Authorized Participants continuously as of noon New

York time on the business day immediately following the date on which a valid order to create a Basket is accepted by a Fund, at the net asset value of 200,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which its corresponding Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may offer to the public, from time-to-time, Shares of a Fund from any Baskets they create. Shares of a Fund offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from either Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this prospectus, each of Deutsche Bank Securities Inc., Merrill Lynch Professional Clearing Corp., Newedge USA LLC, Virtu Financial Capital Markets, LLC (f/k/a, EWT, LLC), Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse Securities USA LLC, ABN AMRO Clearing Chicago LLC, Virtu Financial BD LLC, Knight Clearing Services LLC, Timber Hill LLC, Morgan Stanley & Co. Incorporated, Jefferies & Co., Nomura Securities International Inc., RBC Capital Markets, LLC (f/k/a RBC Capital Markets Corp), UBS Securities LLC, Cantor Fitzgerald & Co., BNP Paribas Securities Corp., Goldman, Sachs & Co. and Goldman Sachs Execution & Clearing, L.P. has executed a Participant Agreement.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from each Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

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Summary of Items of Value Paid Pursuant to FINRA Rule 2310

Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided
Selling Commission	Authorized Participants	Shareholders	No greater than 0.99% of the gross offering proceeds.	Brokering purchases and sales of the Shares and creating and redeeming Baskets for each Fund.
Distribution Services Fee	ALPS Distributors	Managing Owner	Approximately $25,000 per annum, plus any fees or disbursements incurred; not to exceed 0.25% of the gross offering proceeds.

Assisting the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials, consulting with FINRA and ensuring compliance with FINRA marketing rules and maintaining certain books and records pertaining to the Trust and each Fund.

Marketing Fee	Invesco Distributors	Managing Owner

A range from 0.10% - 0.20% per annum of the average amount of the daily net assets of all “DB Funds” (as defined herein) during each calendar year calculated in U.S. dollars, or Total Net Assets; not to exceed 8.75% of the gross offering proceeds.

Assisting the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding each Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating each Fund’s name, characteristics, uses, benefits, and risks, consistent with this prospectus. Invesco Distributors engages in public seminars, road shows, conferences, media interviews and distribute sales literature and other communications (including electronic media) regarding each Fund.

For additional details see below.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of each respective Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by a Fund will not exceed 10% of the gross offering proceeds of such Shares.

The Authorized Participants will not charge a commission of greater than 0.99% of the gross offering proceeds of such Shares (which represents a maximum of $26,777,520 of the $2,704,800,000 registered on this Registration Statement on Form S-3 (SEC Registration Number 333-[-])) of the Trust.

Pursuant to the Distribution Services Agreement, ALPS Distributors will be paid out of the Management Fee of each Fund in an amount of approximately $25,000 per annum, plus any fees or disbursements incurred by ALPS Distributors in connection with the performance by ALPS Distributors of its duties on behalf of each Fund.

Pursuant to the Marketing Agreement, Invesco Distributors will be paid the following fees out of the Management Fee of each Fund in an amount of (i) 0.10% per annum of the average amount of the daily net assets of all “DB Funds” up to the first $3 billion (as defined in the following paragraph) during each calendar year calculated in U.S. dollars, or Total Net Assets; (ii) 0.12% per annum on the next $2 billion of Total Net Assets (i.e., the amount of Total Net Assets from $3 billion up to $5 billion); (iii) 0.15% per annum on the next $2 billion of Total Net Assets (i.e., the amount of Total Net Assets from $5 billion up to $7 billion); (iv) 0.16% per annum on the next $1 billion of Total Net Assets (i.e., the amount of Total Net Assets from $7 billion up to $8 billion); (v) 0.17% per annum on the next $1 billion of Total Net Assets (i.e., the amount of Total Net Assets from $8 billion up to $9 billion); (vi) 0.18% per annum on the next $1 billion of Total Net Assets (i.e., the amount of Total Net Assets from $9 billion up to $10 billion); (vii) 0.19% per annum on the next $1 billion of Total Net Assets (i.e., the amount of Total Net Assets from $10 billion up to $11 billion); and (viii) 0.20% per annum Total Net Assets of $11 billion or more.

“DB Funds” means PowerShares DB Commodity Index Tracking Fund, PowerShares DB G10 Currency Harvest Fund, PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund, PowerShares DB Silver Fund, PowerShares DB Base Metals Fund, PowerShares DB Agriculture Fund, PowerShares DB US Dollar Index Bullish Fund, PowerShares DB US Dollar Index Bearish Fund, PowerShares DB Gold Double Short ETN, PowerShares DB Gold Double Long ETN, PowerShares DB Gold Short ETN, PowerShares DB Agriculture Double Short ETN, PowerShares DB Agriculture Double Long ETN, PowerShares DB Agriculture Short ETN, PowerShares DB Agriculture Long ETN, PowerShares DB Commodity Index Double Short ETN, PowerShares DB Commodity Double Long ETN, PowerShares DB Commodity Index Short ETN, PowerShares DB Commodity Long ETN, PowerShares DB Base Metals Double Short ETN, PowerShares DB Base Metals Double Long ETN, PowerShares DB Base Metals Short ETN, PowerShares DB Base Metals Long ETN, PowerShares DB Crude Oil Index Double Short ETN, PowerShares DB Crude Oil Index Short ETN, PowerShares DB Crude Oil Long ETN, PowerShares DB 3x Long 25+ Year Treasury Bond ETN, PowerShares DB 3x Short 25+ Year Treasury Bond ETN, PowerShares DB Inflation ETN, PowerShares DB Deflation ETN, PowerShares DB 3x Long US Dollar Index Futures ETN, PowerShares DB 3x Short US Dollar Index Futures ETN, PowerShares DB 3x German Bond Futures ETN, PowerShares DB German Bond Futures ETN, PowerShares DB 3x Italian Treasury Bond Futures ETN, PowerShares DB Italian Treasury Bond Futures ETN, PowerShares DB 3x Japanese Govt Bond Futures ETN, PowerShares DB Japanese Govt Bond Futures ETN, PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN and PowerShares DB Inverse Japanese Govt Bond Futures ETN.

The payments to ALPS Distributors and Invesco Distributors will not, in the aggregate (of the Trust, and not on a Fund-by-Fund basis), exceed 0.25% and 8.75%, respectively, of the gross offering proceeds of the offering (or in an amount equal to $6,762,000 and $236,670,000, respectively, of the

$2,704,800,000 registered on this Registration Statement on Form S-3 (SEC Registration Number 333-[    ]) of the Trust. ALPS Distributors and Invesco Distributors will monitor compensation received in connection with the Trust to determine if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Bullish Fund’s Shares trade on the NYSE Arca under the symbol “UUP” and the Bearish Fund’s Shares trade on the NYSE Arca under the symbol “UDN”.

LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust and each Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Trust, any Fund or the Shareholders in matters relating to the Trust or any Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part.

Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, has advised the Trust in connection with the legality of the Shares being offered hereby.

EXPERTS

The statements of financial condition, including the schedules of investments, of PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund as of December 31, 2011 and 2010, and the related statements of income and expenses, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG

LLP audits and reports on financial statements of PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund issued at future dates, and consents to the use of its reports thereon, such financial statements also will be incorporated by reference herein in reliance upon its report and said authority.

The statements of financial condition of DB Commodity Services LLC as of December 31, 2011 and 2010, and the related statements of income and expenses, changes in member’s capital (deficit), and cash flows for each of the years in the two year period ended December 31, 2011 have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered accounting firm, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of DB Commodity Services LLC issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference herein in reliance upon its report and said authority.

ADDITIONAL INFORMATION

This prospectus constitutes part of the Registration Statement filed by the Trust and the Trust on behalf of each Fund with the SEC in Washington, D.C. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain information. This prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION

AND ANNUAL REPORTS

The Managing Owner will furnish you with an annual report of each Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.dbfunds.db.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

PRIVACY POLICY OF

THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

INCORPORATION BY REFERENCE OF

CERTAIN DOCUMENTS

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” into this prospectus the information that we file with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, including those filed prior to the effectiveness of the Registration Statement containing this prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC, in response to certain disclosures:

—	The Annual Reports on Form 10-K for the year ended December 31, 2011 filed February 28, 2012;

—	The Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012 filed on May 9, 2012 and August 3, 2012, respectively;

—	The Current Reports on Form 8-K filed March 13, 2012, March 28, 2012, May 24, 2012, August 17, 2012 and September 17, 2012;

—

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2011, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference;

—	Any documents filed pursuant to the Exchange Act subsequent to the date of this Registration Statement and prior to its effectiveness shall be deemed incorporated by reference into the Prospectus; and

—	Any documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide to you a copy of the filings that have been incorporated by reference in this prospectus upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Invesco PowerShares Capital Management LLC

301 West Roosevelt Road

Wheaton, IL 60187

Telephone: (800) 983-0903

These documents may also be accessed through our website at http://www.dbfunds.db.com or as described herein under “Additional Information.” The information and other content contained on or linked from our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

We file annual, quarterly, current reports and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Funds.

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PART TWO

STATEMENT OF ADDITIONAL INFORMATION

POWERSHARES DB US DOLLAR INDEX TRUST

PowerShares DB US Dollar Index Bullish Fund

PowerShares DB US Dollar Index Bearish Fund

Shares of Beneficial Interest

This is a speculative investment which involves the risk of loss.

Past performance is not necessarily indicative of future results.

See “The Risks You Face” beginning at page 18 in Part One.

THIS PROSPECTUS IS IN TWO PARTS:

A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.

THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION. YOU MUST READ THE

STATEMENT OF ADDITIONAL INFORMATION

IN CONJUNCTION WITH THE

DISCLOSURE DOCUMENT, DATED [[-], 2012.]

[-], 2012

DB Commodity Services LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO

DEUTSCHE BANK AG

Deutsche Bank AG is a banking company with limited liability incorporated under the laws of the Federal Republic of Germany under registration number HRB 30 000. Deutsche Bank AG has its registered office at Theodor-Heuss-Allee 70, 60486 Frankfurt am Main, Germany. Deutsche Bank AG originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Deutsche Bank Aktiengesellschaft West, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank, founded in 1870. The merger and the name were entered in the Commercial Register of the District Court in Frankfurt am Main on May 2, 1957.

Deutsche Bank AG is the parent company of the Deutsche Bank Group, consisting of banks, capital market companies, fund management companies and a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. The Deutsche Bank Group has over 100,000 employees in 74 countries engaged in banking business and other financial businesses worldwide.

The objectives of Deutsche Bank AG, as set forth in its Articles of Association, include the transaction of all kinds of banking businesses, the provision of financial and other services and the promotion of international economic relations. Deutsche Bank AG may realize these objectives itself or through subsidiaries and affiliated companies. To the extent permitted by law, Deutsche Bank AG is entitled to transact all business and to take all steps which appear likely to promote the objectives of Deutsche Bank AG, in particular, to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of participations in other enterprises, and to conclude enterprise agreements.

The activities of the Deutsche Bank Group include traditional deposit-taking and lending business for private clients, corporate and public sector entities, including mortgage lending, payment transactions, securities brokerage for customers, asset management, investment banking, project finance, structured finance, foreign trade finance, money and foreign exchange dealing, building savings business (Bauspargeschäft), as well as cash management, payment and securities settlement, and payment cards and point-of-sale services.

As of December 31, 2011, the issued share capital of Deutsche Bank AG amounted to euro 2.38 billion, consisting of 929.50 million ordinary registered shares without par value. These shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges and on a number of other global stock exchanges.

Please refer to Deutsche Bank AG’s Annual Report on Form 20-F for additional financial information and financial statements.

Deutsche Bank AG London is the London branch of Deutsche Bank AG. Deutsche Bank AG, New York branch, is the New York branch of Deutsche Bank AG and operates pursuant to a license issued by the Superintendent of Banks of the State of New York on July 14, 1978.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2011 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2011 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You Face – (35) The Net Asset Value Calculation of the Funds May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is Not Available on the Date of Net Asset Value Calculation.”

Although the DX Contracts that the Fund will invest in are not currently subject to “daily limits,” the terms and conditions of these contracts may change in the future.

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund. The Fund itself is not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Funds themselves are not required to become members of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

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EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by PowerShares DB US Dollar Index Trust (the “Trust”) and DB Commodity Services LLC (the “Managing Owner”). The Trust and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Trust and the Managing Owner may collect the following types of information concerning investors in the Funds who are natural persons:

•	Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Funds or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Funds by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Trust or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Authorized Participants, the Commodity Broker, administrators, auditors and the legal advisers of the Trust. Additionally, the Trust and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the Trust.

PART II

Information Not Required in Prospectus

Item 14.     Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares (other than selling commissions).

Approximate Amount
Securities and Exchange Commission Registration Fee	$309,970.08
Financial Industry Regulatory Authority Filing Fee	225,500.00
Printing Expenses	100,000.00
Fees of Certified Public Accountants	25,000.00
Fees of Counsel	75,000.00

Total	$735,470.08

Item 15.     Indemnification of Directors and Officers.

    Section 4.7 of the Second Amended and Restated Declaration of Trust and Trust Agreement of the Trust filed as an exhibit to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under the Second Amended and Restated Declaration of Trust and Trust Agreement) shall be indemnified by the Trust (or, in furtherance of Section 3.7 of the Second Amended and Restated Declaration of Trust and Trust Agreement, any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Funds, and such liability or loss was not the result of negligence, misconduct, or a breach of the Second Amended and Restated Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate or Trust Estates (as such term is defined in the Second Amended and Restated Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under the Second Amended and Restated Declaration of Trust and Trust Agreement shall be from assets of the applicable Fund.

Item 16.     Exhibits and Financial Statement Schedules.

  The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

  (a)  Exhibits.  The following exhibits are filed herewith:

Exhibit Number	Description of Document

1.1	Form of Initial Purchaser Agreement[1]

4.1	Form of Amended and Restated Declaration of Trust and Trust Agreement of the Registrant[1]

4.1.1	Second Amended and Restated Declaration of Trust and Trust Agreement of the Registrant[5]

4.2	Form of Amended and Restated Declaration of Trust and Trust Agreement of the Co-Registrant[1]

4.2.1	Corrected Amendment No. 1 to Amended and Restated Declaration of Trust and Trust Agreement of the Co-Registrant[2]

4.2.2	Amendment No. 2 to Amended and Restated Declaration of Trust and Trust Agreement of the Co- Registrant[3]

4.2.3	Amendment No. 3 to Amended and Restated Declaration of Trust and Trust Agreement of the Co- Registrant[4]

4.3	Form of Participant Agreement[1]

4.4	Form of Privacy Notice (annexed to the prospectus as Exhibit A)

5.1	Opinion of Richards, Layton & Finger as to legality

8.1	Opinion of Sidley Austin LLP as to income tax matters

23.1	Consent of Sidley Austin LLP

23.2	Consent of Richards, Layton & Finger is included as part of Exhibit 5.1

23.3	Consent of Sidley Austin LLP as tax counsel

23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm, is included as part of this Registration Statement

1 Previously filed as an exhibit to Pre-Effective Amendment No. 2 to Form S-1 on January 17, 2007, and incorporated herein by reference.

2 Previously filed as an exhibit to Registration Statement on Form S-3 on December 8, 2009, and incorporated herein by reference.

3 Previously filed as an exhibit to Form 10-K, as filed on February 24, 2010 and amended on June 25, 2010, and incorporated herein by reference.

4 Previously filed as an exhibit to Form 8-K, as filed on March 2, 2010, and incorporated herein by reference.

5 Previously filed as an exhibit to Post-Effective Amendment No. 3 to Form S-3 on January 3, 2011, and incorporated herein by reference.

Item 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)         Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)         Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and each Co-Registrant certifies that it has reasonable grounds to believe that the Registrant and each Co-Registrant meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement on Form S-3 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of September, 2012.

PowerShares DB US Dollar Index Trust

By: DB Commodity Services LLC, its Managing Owner

By:	/s/ Martin Kremenstein
Name: Martin Kremenstein
Title: Chief Executive Officer, Chief Investment
Officer and Director

By:	/s/Michael Gilligan
Name: Michael Gilligan
Title: Chief Financial Officer and Director

PowerShares DB US Dollar Index Bullish Fund, a series of PowerShares DB US Dollar Index Trust

By: DB Commodity Services LLC, its Managing Owner

By:	/s/ Martin Kremenstein
Name: Martin Kremenstein
Title: Chief Executive Officer, Chief Investment
Officer and Director

By:	/s/Michael Gilligan
Name: Michael Gilligan
Title: Chief Financial Officer and Director

PowerShares DB US Dollar Index Bearish Fund, a series of PowerShares DB US Dollar Index Trust

By: DB Commodity Services LLC, its Managing Owner

By:	/s/ Martin Kremenstein
Name: Martin Kremenstein
Title: Chief Executive Officer, Chief Investment
Officer and Director

By:	/s/Michael Gilligan
Name: Michael Gilligan
Title: Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Managing Owner of the Registrant and each Co-Registrant in the capacities and on the date indicated.

DB Commodity Services LLC, Managing Owner Of Registrant and each Co-Registrant

/s/ Martin Kremenstein Name: Martin Kremenstein	Chief Executive Officer, Chief Investment Officer and Director (Principal Executive Officer)	September 25, 2012

/s/ Michael Gilligan	Chief Financial Officer and Director (Principal Financial Officer)	September 25, 2012
Name: Michael Gilligan

/s/ Alex Depetris	Chief Operating Officer and Director	September 25, 2012
Name: Alex Depetris

(Being principal executive officer, the principal financial and accounting officer and all of the managers of the Board of Managers of DB Commodity Services LLC)

DB Commodity Services LLC, Managing Owner Of Registrant and each Co-Registrant

/s/ Martin Kremenstein Name: Martin Kremenstein	Chief Executive Officer, Chief Investment Officer and Director (Principal Executive Officer)	September 25, 2012

/s/ Michael Gilligan	Chief Financial Officer and Director (Principal Financial Officer)	September 25, 2012
Name: Michael Gilligan

/s/ Alex Depetris	Chief Operating Officer and Director	September 25, 2012
Name: Alex Depetris